EXHIBIT F


     STORE LEASE AGREEMENT




     by and between




     EL CORTE INGLES,

     as "Landlord"


     and


     GOTTSCHALKS INC,

     as "Tenant"




     Dated as of __________, 1998








     Moreno Valley Mall at Towngate
     Moreno Valley, California



     STORE LEASE AGREEMENT

     Moreno Valley Mall at Towngate
     Moreno Valley, California

          THIS STORE LEASE AGREEMENT (this "Lease"),
made as of
this ___ day of ___________, 1998, by and between EL
CORTE
INGLES, S.A., a Spanish corporation, having an address
at
Hermosilla, 112, 28009 Madrid SPAIN, Attention:
_______________
("Landlord"), and GOTTSCHALKS INC., a Delaware corporation, having an address at 7 River Park Place East, Fresno,
California
93720, Attention:  General Counsel ("Tenant").


     R E C I T A L S


          A.   Landlord, Tenant and Harris (defined
below) are
parties to that certain Asset Purchase Agreement
(defined below).
Prior to the date hereof, Harris leased the Premises
(defined
below) from Landlord.  Pursuant to the Asset Purchase
Agreement,
Tenant is to purchase certain assets of Harris (defined below).
The Asset Purchase Agreement requires Landlord to terminate
Harris' lease and enter into this Lease with Tenant.

          B.   Concurrently with execution of this
Lease,
Landlord has terminated Harris' lease. Landlord now desires to lease to Tenant, and Tenant desires to lease from Landlord, the
Premises on the terms and conditions hereafter set forth.

          NOW, THEREFORE, in consideration of the
foregoing
Recitals, the receipt and sufficiency of which is hereby acknowledged by each party as of the time of execution and delivery hereof, and in further consideration of the rents reserved and the covenants and conditions set forth herein,
Landlord and Tenant agree as follows:

     ARTICLE I
     DEFINITIONS AND BASIC PROVISIONS

          Section I.1    Definitions.  As used in this
Lease, the
following Terms shall have the meanings set forth below:

                   "Alterations" shall have the meaning
ascribed
thereto in Section 5.3.

                   "Annual Report" shall have the
mean-ing
ascribed thereto in Section 4.2(b).

                   "Asset Purchase Agreement":  That
certain
Asset Purchase Agreement dated as of July 21, 1998, by and among
Tenant, as Buyer, Harris, as Seller, and Landlord, in its capacity as the sole shareholder of Harris, together with all other agreements and documents entered into by Landlord and
Tenant in connection therewith.

                   "Common Areas":  The parking areas,
side-
walks, landscaped areas, courts, malls, roofs, streets, roadways, loading platforms, service area, curbs, corridors, stairways, elevators, escalators, comfort stations, lounges and shelters and all other facilities designated as ["Common Areas"] under the
REA.

                   "Default" shall have the meaning
ascribed
thereto in Section 10.1.

                   "Developer" shall mean the Person
responsible
for managing and maintaining the Common Areas under the REA.

                   "Fair Market Rental Value" shall
mean the
fair market rental value of the Premises, as of the date and for the time period of determination, to be determined in accordance with the terms of Article XII and, as necessary, Exhibit E attached hereto and made a part hereof.

                   "Floor Area" shall have the meaning
given
such term in the REA.

                   "Gross Sales" shall mean the gross
selling
price of all merchandise or services sold in or from the Premises by Tenant, its subtenants, licensees or concessionaires, whether for cash or on credit, adjusted by excluding the following:

          (i)  Any exchange of merchandise between
stores owned
by or affiliated with Tenant where such exchange is made solely for the convenient operation of Tenant's business and not for the purpose of consummating a sale made in, at or from the Premises, or for the purpose of depriving Landlord of the benefit of a sale which would otherwise be made in or at the Premises;

          (ii) Returns to shippers or manufacturers;

          (iii)     Cash or credit refunds to customers
on
transactions (not to exceed the actual selling price of the item returned) otherwise included in Monthly Gross Sales, including, without limitation, (a) sums and credits received in the settlement of claims for loss of or damage to merchandise, to the extent previously reported as part of Gross Sales and
(b) the
price allowed on all merchandise traded in by customers for credit or the amount of credit for discounts and allowances made in lieu of acceptance thereof, but not including any amount paid or payable for what are commonly referred to as trading stamps;

          (iv) Sales of fixtures, machinery, equipment or property which are not stock in trade;

          (v)  Amounts collected and paid by Tenant to
any
government for any sales, excise, luxury, gross receipts taxes or other similar taxes now or hereafter imposed upon the sales of merchandise or services;

          (vi) The amount of any discount on sales to employees;

          (vii)     Alteration workroom charges and
delivery
charges;

          (viii)    Interest, service or sales carrying
charges
or other charges, however denominated, paid by customers for extension of credit on sales and where not included in the merchandise sales price;

          (ix) Receipts from public telephones, stamp machines, public toilet locks or vending machines installed solely for use by Tenant's employees; and

          (x)  Gift certificates, or like vouchers,
until such
time as the same shall have been converted into a sale by redemption.

                   "Harris" means The Harris Company, a
California corporation, a wholly-owned subsidiary of Landlord.

                   "Imposition" shall have the meaning
ascribed
thereto in Section 4.5.

                   "Initial Term":  The initial 10-year
Term of
this Lease.

                   "Interest Rate":  The rate of
inter-est per
annum equal to the lesser of: (i) the highest lawful rate of interest that Tenant may be charged; or (ii) the "prime rate" announced from time to time by Chase Manhattan Bank, N.A., New
York, New York, for short-term, unsecured loans to its most credit-worthy customers. In the event Chase Manhattan
Bank, N.A.
shall discontinue reporting its "prime rate" or shall cease to exist, Landlord shall select a substitute bank, and the "prime rate" reported by such bank shall be used for computing interest payable hereunder.

                   "Lease Year":  A period of twelve
(12)
consecutive full calendar months, commencing as of the day after the Saturday which is closest (by number of days) to January 31 and ending on the Saturday which is closest (by number of days) to January 31 of the following calendar year. The first Lease
Year shall be the period commencing on the Term
Commencement Date
and ending on January 30, 1999. The final Lease Year shall be the period commencing on the day after the Saturday which is closest (by number of days) to January 31st of the calendar year in which the Lease Term (as it may be extended) expires and ending on the expiration date of the Lease Term. It is acknowledged that this definition of Lease Year is intended to coincide with Tenant's fiscal year.

                   "Major" shall mean each of the
parties to the
REA, as more particularly set forth in Exhibit D attached hereto and made a part hereof.

                   "Minimum Annual Rent" shall have the
meaning
ascribed thereto in Section 4.1.

                   "Mortgages" shall have the meaning
ascribed
thereto in Section 13.3.

                   "Notice" shall have the meaning
ascribed
thereto in Section 13.1(a).

                   "Option(s)" shall have the meaning
ascribed
thereto in Article XII.

                   "Percentage Rent" shall have the
meaning
ascribed thereto in Section 4.2(a).

                   "Permitted Use" shall mean any
lawful use
which complies with the REA and is not prohibited for the
Premises by the REA.

                   "Person" means any individual,
part-nership,
corporation, business trust, joint stock compa-ny, trust, unincor-porated association, joint venture, governmental authority or other entity of whatever na-ture.

                   "Premises":  That certain real
property and
improvements thereon described in Exhibit C attached hereto and made a part hereof.

                   "Prohibited Use" shall mean any use
which is
prohibited for the Premises by the REA.

                   "REA" shall mean that certain
Construction,
Operation and Reciprocal Easement Agreement and each of the other documents related thereto, as more particularly described in
Exhibit D attached hereto and made a part hereof, all as the same may be amended or modified from time to time.

                   "Renewal Term(s)" shall have the
meaning
ascribed thereto in Article XII.

                   "Rent":  Minimum Annual Rent,
Per-centage
Rent, utilities charges, Impositions, insurance costs and all other amounts and charges payable by Tenant under any provision of this Lease.

                   "Requirements" shall mean all
feder-al, state
and local statutes, laws, ordinances, rules, regulations, autho-rizations and requirements relating to the Premises or the use thereof, including, without limitation, planning, zoning, subdi-vision, environmental, toxic and hazardous waste, health, fire safety and handi-cap access and all encumbrances, covenants, conditions and restrictions, violation of which encumbrances, cove-nants, conditions and restrictions could either create a lien or result in a termination of any agreement benefi-cial to the use or manner of use of the Premises or any portion thereof.

                   "Shopping Center":  The land and
improvements
known as "Moreno Valley Mall at Towngate", with a street address of 22650 Towngate Circle, in the City of Moreno Valley,
County of
Riverside, and State of California, more particularly described in Exhibit A attached hereto and made a part hereof and depicted on the site plan attached hereto as Exhibit B and made a part here-of.

                   "Taking" shall have the meaning
ascribed
thereto in Section 7.2(a).

                   "Tenant's Employees and Invitees"
shall have
the meaning ascribed thereto in Section 5.4.

                   "Term":  The 10-year period
commenc-ing on
the Term Commencement Date and expiring on __________,
2007
[INSERT TERMINATION DATE FOR INITIAL 10-YEAR TERM], as such term may be extended or shortened pursuant to the terms hereof, including, without limitation, as it may be extended for the period of any Renewal Terms(s).

                   "Term Commencement Date":
_______________
___, 1998.

                   "Unavoidable Delays" shall have the
meaning
ascribed thereto in Section 13.4.

          Section I.2    Effect of Basic Terms.  Each
of the fore-
going definitions and basic provisions is set forth in this
Article I for convenient reference only and shall be construed in conjunction with, and limited by, references thereto in other provisions of this Lease.

     ARTICLE II
     GRANT AND TERM

          Section II.1   Grant and Term of Lease.

               (a)  Landlord does hereby let and lease
to Tenant
the Premises, together with all right to use the Common
Areas for
the Term, subject to the terms and conditions set forth in this
Lease.

               (b)  Landlord reserves the right to
enter the
Premises at any time in case of emergency and at all other reasonable times and upon reasonable advance notice (i) to inspect the condition of the Premises; and (ii) to make repairs to the building in which the Premises are located, to the extent
Landlord is required to do so, or is otherwise permitted to do so, pursuant to the terms of this Lease.

          Section II.2   Acceptance of Premises; Quiet
Enjoyment.

               (a)  Acceptance of Premises.  Tenant
accepts the
Premises "as-is," but subject to the express representations, warranties and covenants of Landlord set forth in the Asset
Purchase Agreement and in this Lease.

               (b)  Quiet Enjoyment.  Landlord
cove-nants that
Tenant, upon paying the Rent and performing and observing all other terms and conditions of this Lease to be performed or observed by Tenant, shall peace-fully and quietly have, hold and enjoy the Premises and the appurtenances thereto throughout the
Term without hindrance, ejection or molestation by Landlord or any other person or entity lawfully claiming through Landlord or claiming paramount title to Landlord, subject only to the terms of this Lease, the REA and any Mortgage or ground lease to which this Lease is subordinate.

          Section II.3   Surrender of Premises.  Upon
the expira-
tion or earlier termination of the Term, Tenant shall
deliver up
and surrender to Landlord possession of the Premises,
including
all alterations, additions, improvements and fixtures,
other than
Tenant's trade fixtures, in good order, condition and
state of
repair, ordinary wear and tear excepted, and shall
deliver all
keys to the Premises to the office of Landlord at the
Shopping
Center or as otherwise directed by Landlord.  Tenant
shall have
fifteen (15) days after the date the Term of this Lease
expires
or earlier terminates to remove its personal property,
trade
fixtures; provided, however, that (a) Tenant shall
repair all
damage to the Premises resulting from or arising out of
such
removal, (b) during such period Tenant shall perform
and be
liable for all obliga-tions and condi-tions imposed on
Tenant
hereunder except for the payment of Rent, including,
without
limitation, maintenance, repair, apportionment of
taxes,
maintenance of insurance, compliance with Requirements
and
assumption of liability for the Premises.  The
obligations set
forth in the preceding sentence shall survive the
termination of
this Lease.  Any property of Tenant not removed from
the Premises
within such fifteen (15) day period shall be deemed
abandoned. In
addition to all other remedies available, Landlord may,
but shall
not be obligated to, retain or dispose of any or all
such
property without liability to Tenant.  In the event
that Landlord
elects to dispose of such property, Landlord shall so
notify
Tenant, and Tenant shall, no later than ten (10) days
after such
notice, remove all such property from the Premises;
provided,
however, that if Tenant fails to so remove such
property, then
Landlord may do so, and Tenant shall pay to Landlord,
on demand,
all costs and expenses incurred by Landlord in
disposing of such
property, including, without limitation, reasonable
attorneys'
fees and disbursements, together with interest thereon,
calcu-
lated at the Interest Rate, from the date Landlord
ex-pended such
amounts.
7
          Section II.4   Holding Over.  If not sooner
terminated,
this Lease shall end on the date set forth in Section
1.1 without
the necessity of notice from either Landlord or Tenant to terminate this Lease, Tenant hereby waiving notice to vacate the
Premises. If Tenant, or any party claiming under Tenant, includ-ing, without limitation, subtenants, licensees or conces-sionaires, re-mains in possession of the Premises or any part thereof after the expiration or termination of this Lease, no tenancy or interest in the Premises shall result there-from but such holding over shall, at Landlord's option, be deemed a month-to-month tenancy and, otherwise, shall be an unlawful detainer and all such parties shall be subject to immediate eviction and removal. As Landlord's sole remedy for such holding over, Tenant shall pay to Landlord for any full or partial month
Tenant holds
over in the Premises after the expiration or termination of this
Lease a sum equal to one hundred fifty percent (150%) of the
Minimum Annual Rent and Percentage Rent paid or payable by Tenant under this Lease with respect to the last full month of the Lease
Term.

     ARTICLE III
     MATTERS RELATED TO RECIPROCAL EASEMENT AGREEMENT

          Section III.1  Lease Controls Over REA.  As
between
Landlord and Tenant, the terms and provisions of this Lease shall control notwithstanding any conflict with the provisions of the
REA. Tenant shall be fully liable for the performance of all obligations under the REA in accordance with all of the terms and provisions thereof, to the extent that Tenant has expressly assumed responsibility for the performance of any such obligations under the terms of this Lease. Landlord is and shall remain fully liable for the performance of all of Landlord's obligations under the REA in accordance with all of the terms and provisions thereof, to the extent that Tenant has not expressly assumed responsibility for the performance of such obligations under the terms of this Lease.

          Section III.2  Covenants Regarding REA.
Landlord will
fully and faithfully carry out and perform the terms, covenants, provisions and conditions of the REA to be performed by the
Landlord. Tenant will fully and faithfully carry out and perform the terms, covenants, provisions and conditions of the REA which, under the express terms of this Lease, are to be performed by the
Tenant. Landlord will exert its best efforts in exercising all
Landlord's rights and remedies under the REA to enforce performance of all terms, covenants, provisions, and conditions of the REA; and Landlord will not take any of the actions requiring Landlord's approval thereunder, without first having delivered to Tenant a copy of the request for approval and any documentation or material as to which such approval is requested or required and thereafter obtained Tenant's written approval thereof, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord will not enter any agreement amending, supplementing or cancelling the REA without first obtaining Tenant's prior written approval thereto, which approval shall not be unreasonably withheld, conditioned or delayed.
Landlord hereby appoints Tenant as Landlord's true and lawful attorney-in-fact to take in Landlord's name whatever reasonable action Tenant may deem appropriate to enforce performance of the terms of the REA and to avail itself on Landlord's behalf of any remedy therein granted Landlord in the event (i) Tenant shall notify Landlord that the obligations under the REA are not being properly performed and (ii) Landlord shall fail to take action to
Tenant's reasonable satisfaction within a reasonable time after receiving notice thereof.

     It is the intent of the parties to this Lease that this
Lease and the REA are and shall remain mutually dependent and co-existent documents. Tenant shall have the right (in its sole and absolute discretion) to terminate this Lease by giving
Landlord
notice to such effect within ninety (90) days after the REA shall, under its express terms and conditions, expire or terminate or be cancelled, and this Lease shall terminate on the last day of the month next succeeding the month in which such notice is given.


     ARTICLE IV
     RENT AND OTHER CHARGES

          Section IV.1   Minimum Annual Rent.  Tenant
agrees to
pay to Landlord as rental for the Premises the sum of
_____________________ Dollars ($__________) per Lease
Year
[INSERT AMOUNT EQUAL TO 3% OF ACTUAL 1997 GROSS SALES
PER LETTER
OF BUSINESS TERMS] (the "Minimum Annual Rent"), payable
in
advance in equal monthly installments of
_____________________________________________________
Dollars
($_________), on or before the first (1st) day of each calendar month for the balance of the Term. Minimum Annual Rent shall be prorated (on the basis of a 30-day month and 360-day year for any partial month and partial Lease Year comprising a portion of the
Term of this Lease. In the event that the Term expires or is terminated on a date other than the last day of a calendar month,
Tenant shall pay Landlord, on the first (1st) day of the last month of the Term, a pro rata portion of a monthly installment of such Minimum Annual Rent, calculated on a per diem basis for a month of thirty (30) days.

          Section IV.2   Percentage Rent.

               (a)  Formula for Calculation.  In
addition to
Minimum Annual Rent, Tenant covenants and agrees to pay to Land-lord as additional rent for each Lease Year the sum of Three percent (3.0%) of the amount by which Tenant's Gross
Sales for
such Lease Year exceeds the Minimum Annual Rent
("Percentage
Rent"). Percentage Rent shall be payable, in arrears, on or before March 10 for the immediately preceding Lease
Year.  The
amount of Percentage Rent payable by Tenant hereunder for the first Lease Year shall be prorated by computing the Percentage
Rent that would be payable based on Gross Sales for the first 365 days of the Term and multiplying that number by a fraction, the numerator of which is the number of days in the first
Lease Year
and the denominator of which is 365.  Such prorated
Percentage
Rent for the first Lease Year shall be payable prior to the 455th day of the Term. The Percentage Rent payable by Tenant for the final Lease Year shall be prorated by computing the Percentage
Rent that would be payable based on Gross Sales for the last 365 days of the Term and multiplying that number by a fraction, the numerator of which is the number of days in the final
Lease Year
and the denominator of which is 365.  Such prorated
Percentage
Rent for the final Lease Year shall be payable within 90 days after the Term expiration date.

               (b)  Annual Report.  On or before March
10 during
the Term (including the March 10 following the end of the Term),
Tenant shall furnish Landlord with a written state-ment
(the
"Annual Report"), certified by Tenant's chief financial officer or comptroller, of total Gross Sales made from the Premises during the preceding Lease Year, which Annual Report shall contain Tenant's computation of Percentage Rent for such Lease
Year. The Annual Report shall be in form reasonably satisfactory to Landlord and shall contain such details and breakdown as may accurate-ly depict Gross Sales. The Annual Report shall not carry forward transactions completing in the preceding
Lease
Year, or carry back transactions completed in the following Lease
Year.

               (c)  Records.  Tenant shall maintain at
the
Premises or at its principal record keeping office within the continental United States at all times during the Term, full, complete and accurate books of account and records in accordance with accepted accounting practices consis-tently applied for all operations of the business con-ducted in or from the Premises, including the recording of Gross Sales and the receipt of all merchandise into, and the delivery of all merchandise from, the
Premises during the Term, and shall retain such books and records, copies of all tax reports and tax returns submitted to taxing authorities, as well as copies of contracts, vouchers, checks, inventory records, electronic data recordings and other documents, recordings, and papers in any way related to the operation of such business for at least three (3) years from the end of the period to which they are applicable, or, if any audit is required or a controversy should arise between the parties hereto regarding the Rent payable hereunder, until such audit or controversy is terminated, even though such retention period may extend beyond the expira-tion of the Term or earlier termination of this Lease.

               (d)  Review of Books and Records.  The
acceptance
by Landlord of pay-ments of Percentage Rent or any Annual Report pursuant to Section 4.2(b) above shall not prejudice
Landlord's
right to examine Tenant's books, records and accounts in order to verify the amounts set forth thereon. Landlord may at any reason-able time during the Term (but not more frequently than once during any calendar year) cause a complete or partial audit to be made of Tenant's books, records and other documents relating to the Premises, including the books and records of any subtenant, licensee or concessionaire, for all or any part of the three (3) year period immediately pre-ceding the day of the giving of such notice by Landlord to Tenant. Landlord or its duly authorized representa-tives shall have full and free access to such books and records and the right to require of Tenant, its agents and employees, such information or explanation with respect to such books and records as may be neces-sary for a proper examination and audit thereof. If such audit discloses an understatement in an Annual Report of Gross Sales, Tenant shall pay the deficiency in Percent-age Rent with, interest thereon calculated at the
Inter-est Rate, and, if Gross Sales have been understated in any
Annual Report by four percent (4%) or more, Tenant shall pay to
Landlord, as Rent, the cost of said audit, upon demand.

               (e)  Confidentiality.  Any information
regarding
Tenant's business operations delivered to or made available to
Landlord, or otherwise obtained by Landlord in the exercise of its rights under subsection (d), above, shall be held in strictest confidence by Landlord. Landlord shall disclose such information only to its accountants, attorneys and other consultants and shall require all such parties to keep all information regarding Tenant strictly confidential.
Nothing in
this subsection (e) prohibits Landlord from disclosing such material when ordered to do so by a court of competent jurisdiction, or when necessary to properly plead or prosecute a legal action brought by Landlord against Tenant for nonpayment of
Percentage Rent.

          Section IV.3   Utilities Charge.

               (a) Tenant shall apply to the
municipality or
respective utilities companies for all required utility services to the Pre-mises. Tenant shall pay all required deposits and meter charges for utilities to the Premises to the respective utility supplier(s).

               (b)  Tenant shall pay promptly, as and
when same
shall become due, all water rents, rates and charges, all sewer rents, rates and charges and all charges for electricity, gas, heat, steam, hot and/or chilled water, air conditioning, ventilating, lighting systems, sprinkler systems and all other utilities sup-plied to the Premises.

          Section IV.4   Common Area Maintenance Costs.
Tenant
shall pay, as Rent, Common Area Maintenance charges as specified in the REA or any lesser amount specified in a separate letter thereunder. Tenant shall pay Common Area Maintenance charges as referenced herein within thirty (30) days after Tenant has received a bill therefor.

          Section IV.5   Taxes.

               (a) Tenant shall pay before delinquency
all real
and personal property taxes, general and special assessments, and other public charges levied upon or assessed against the
Premises, the land thereunder, or any of the building structures, fixtures, equipment, or improvements thereon
(collectively, "Impo-
sitions"). Tenant shall deliver to Landlord reasonable evidence of payment prior to the time said Impositions have become delinquent.

               (b)  Any Imposition relating to a fiscal
period of
the taxing authority, a part of which period is included within the Term of this Lease and a part of which is included prior to the beginning of the Term of this Lease or after the termination of this Lease shall (whether or not such Imposition shall be paid, assessed, levied or imposed upon or become due and payable and a lien upon the Premises or a part thereof during the term of this Lease) be adjusted as between Landlord and Tenant as of the
Term Commencement Date or as of the date of the termination of the Term of this Lease, as the case shall require, so that
Landlord shall pay that proportion of such Imposition which that part of such fiscal period included in the period of time prior to the commencement or after the termination of the Term, as the case may be, bears to such fiscal period, and Tenant shall pay the remainder thereof.

               (c)  In the event Landlord is unable to
secure
separate tax bills for Tenant as herein described, then
Tenant
shall pay to Landlord, prior to such time as said
Impositions
would be due and payable, all Imposi-tions attributable to the
Premises. Personal property taxes shall be allocated directly to
Tenant's personal property. Real property taxes will be allocated by virtue of the ratio of the Floor Area of the
Premises to the total gross leasable area in the Shopping Center, which said gross leasable area shall not include any part of the
Common Area in the Shopping Center, being assessed on the tax bill which relates to the Premises.

               (d)  If Tenant fails to pay any such
taxes,
assessments or other public charges which it is obligated to pay as provided in this section before the same become delinquent, then and in such event, Landlord may pay the same together with any interest and penalties thereon, and the amount so paid shall be deemed addition-al Rent immediately due and payable by Tenant to Landlord on demand, together with interest thereon at the
Interest Rate.

               (e)  Anything in this section to the
con-trary
notwithstanding, Landlord agrees that Tenant shall have the right, at Tenant's sole cost and expense, to contest the legality or validity of any Impositions payable by Tenant, but no such contest shall be carried on or maintained by Tenant after such
Impositions become delinquent unless Tenant shall have duly paid the amount involved under protest or shall procure and maintain a stay of all proceedings to enforce any collection thereof and any forfeiture or sale of the leased property, and shall also provide for payment thereof together with all penalties, interest, costs and expenses by deposit of a sufficient sum of money or by a good and sufficient undertaking as may be required by law to accom-plish such stay. Landlord shall, at the request of Tenant and at
Tenant's sole expense, execute or join in the execution of any instrument of documents necessary in connection with any such contest except bonds of undertakings. In the event of any such contest made by Tenant, Tenant shall promptly, upon final deter-mination thereof, pay and discharge the amount indicated or resulting from said contest, together with any penalties, fines, interest, costs and expenses that may have accrued thereon.

          Section IV.6   Late Payment Charges.  Late
pay-ments of
Rent or any other sum due from Tenant hereunder, including all amounts paid by Landlord on behalf of Tenant to satisfy any condition or covenant of this Lease and all costs incurred by
Landlord in enforcing the terms of this Lease, shall bear interest from the date Tenant receives written notice of such late payment or default (as applicable) until paid at the
Interest Rate.

          Section IV.7   Rent Payments.  All Rent
payable by
Tenant under this lease shall be paid in United States
Dollars
without prior demand therefor and without any deductions, offsets or counterclaims except those expressly permitted under the terms of this Lease, to Landlord and shall be delivered on or before the due date thereof at
_______________________________________________, or to
such other
payee and at such other place as Landlord may hereafter designate from time to time by written notice to Tenant.
Notwithstanding
anything to the contrary in this Lease, Tenant may withhold any portion of Rent which Tenant is required to withhold by virtue of
Landlord's status as a foreign person under Section
1445 of the
Internal Revenue Code or other applicable law.

     ARTICLE V
     OPERATION OF PREMISES AND COMMON AREAS

          Section V.1    Permitted Use.

               (a) Tenant shall use the Premises only
for the
Permitted Use and for no other purpose whatsoever.

               (b)  Tenant covenants that Tenant shall
not use or
allow the Premises or any part thereof to be used or occupied for any Prohibited Use or any immoral or unlawful purpose or in violation of any certificate of occupancy or certificate of compliance for the Premises.

          Section V.2    Signs.  Tenant shall have the
right,
without Landlord's consent, to erect any and all signs on or about the Premises it elects, provided that such signage complies with the REA and all Requirements. From time to time upon
Tenant's request, Landlord covenants to assist Tenant
(at no cost
or expense to Landlord) in processing any and all approvals necessary for Tenant to erect such signage.

          Section V.3    Alterations of Premises.

               (a) All changes, alterations or
modifications to
the Premises (collectively, "Alterations") shall be made in accordance with this Section 5.3. Tenant shall have the right to perform non-structural modifications to, remodel and redecorate, retexturize, recarpet and repaint the Premises without obtaining the prior written consent of Landlord; provided (i) the proposed
Alteration does not affect the exterior appearance of the
Premises, including, without limitation, the storefront or the storefront sign of the Premises, or the roof, foundation, supports or structural integrity of the building of which the
Premises is a part; (ii) Tenant submits an information copy of all remodeling plans to Landlord at least thirty (30) days prior to the date any such work is scheduled to commence;
(iii) the
total cost of all work involved in the Alteration does not exceed
Three Hundred Thousand Dollars ($300,000) in any one project or an aggregate amount of Six Hundred Thousand Dollars
($600,000) in
any one Lease Year; and (iv) such work does not violate any code, ordinance or Requirement and does not cause Landlord's insurance rates to increase. Except for the foregoing, Tenant shall not make any Alterations to any portion of the Premises without, in each instance, obtaining Landlord's prior written consent.

               (b)  All work ("Work") pertaining to any
Alteration to the Premises, including, without limitation,
Tenant's Work, shall comply with the following:

                    (i)  No Work shall be undertaken
until Tenant
shall have procured and paid for, so far as the same may be required, from time to time, all permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction. Provided no default exists hereunder, Landlord shall join in the application for such permits and authorizations whenever such action is necessary; provided, however, that
Landlord shall not incur any expense or be subject to any liability as a result of joining in any such application. Within ten (10) days after completion of the Work, Tenant shall deliver to Landlord a certificate of occupancy or such similar certificates as may be required or customary by applicable laws and legal requirements.

                    (ii) All Work shall be performed
promptly and
in a good and workmanlike manner and in compliance with all applicable permits and laws, and in accordance with the orders, rules and regulations of the National Board of Fire
Underwriters
or any other body hereafter exercising similar functions, and
Tenant shall furnish Landlord with evidences and assurances reasonably acceptable to Landlord that all such Work shall be completed, subject to Unavoidable Delays, at least one
(1) year
prior to the end of the Term of this Lease.

                    (iii)     The cost of any Work
shall be paid
promptly by Tenant so that the Premises shall at all times be free and clear of liens for labor and materials supplied or claimed to have been supplied in connection therewith.

                    (iv) Tenant shall carry, or shall
cause to be
carried, worker's compensation insurance covering all persons employed in connection with any Work and with respect to whom death or bodily injury claims could be asserted against Landlord,
Tenant or the Premises, and, without duplication of any insurance required by Article VIII hereof, adequate all-risk and builders risk insurance for the mutual benefit of Tenant and Landlord in amounts satisfactory to Landlord and, at Landlord's request, such other insurance in favor of Landlord in types and amounts as are reasonable and customary, all at Tenant's expense, at all times when any such Work is in progress; provided, however, that Tenant shall be fully liable for any failure to maintain such insurance, including, without limitation, Tenant's obligation to indemnify
Landlord for the failure to maintain insurance in accordance with the provisions of this Lease. All such insurance shall be provided by a company or companies of recognized responsibility and reasonably satisfactory to Landlord, and all policies or certified copies of policies issued by the respective insurers, bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Landlord of such payment, shall be delivered to Landlord prior to the commencement of any Work.

          Section V.4    Use of Common Areas.

               (a)  All Common Areas shall be subject
to the
exclusive control and management of Developer as set forth in the
REA. Tenant and Tenant's officers, directors, employees, agents, subtenants, contractors, subcontractors, concessionaires and licensees, and to the officers, directors, employees and agents of Tenant's subtenants, concessionaires and licensees, and to the customers, patrons and business invitees of Tenant and of
Tenant's subtenants, concessionaires and licensees
(hereinafter,
collectively, "Tenant's Employees and Invitees") shall have the non-exclusive right to use (without cost or expense to Tenant or
Tenant's Employees or Invitees other than as expressly provided in this Lease) the Common Areas for the purpose of gaining ingress to and egress from the Premises, for the passage and parking of vehicles, and for the passage and accommodation of pedestrians, such right to be in common with Landlord and those occupants (and the employees and invitees of such occupants) of the Shopping Center from time to time authorized to use said common areas for such purposes.

               (b)  Notwithstanding anything to the
contrary
contained in Section 5.4(a) hereof, Landlord shall exercise best efforts to cause Developer to maintain, manage and operate the
Common Areas (including, but not by way of limitation, the parking area) in good order, condition and repair in conformity with the REA so as to at all times maintain an appearance and attractiveness reasonably equivalent to the level of same existing as of the date hereof. Developer's obligations to be enforced by Landlord pursuant to the preceding sentence in respect of the maintenance, management and operation of the
Common Areas shall include, but not be limited to, the following:

                    (i)  Undertaking such maintenance
and
construction work (including replacements as required) as is necessary to preserve and maintain the utility of the Common
Areas;

                    (ii) The care and maintenance of
all
identification signs and all planters (including those adjacent to the Premises but excluding any signs and planters of Tenant) and landscaping at the Shopping Center;

                    (iii)     The adequate illumination
of the
Common Areas at all times of darkness that Tenant is open for business (plus a period of one-half hour after Tenant closes for business);

                    (iv) The payment prior to
delinquency of all
real estate and personal property taxes and assessments levied on the Common Areas;

                    (v)  The removal of dirt and debris
and
rubbish (including the regular sweeping of the parking area and all sidewalks); and

                    (vi) The operation, management and
maintenance of the enclosed mall, including the heating, ventilating, air-conditioning, lighting and housekeeping of the same and the maintenance (and replacement as required) of landscaping therein.

          Section V.5    Compliance with REA.  Tenant
shall abide
by the terms of the REA. Landlord agrees that it will not change, amend or alter (or agree or consent to change, amend or alter) any term or condition of the REA without the prior written consent of Tenant, which consent shall not be unreasonably withheld.

          Section V.6    Compliance with Requirements.

               (a) Insofar as the same relate to or are caused by
Tenant's occupancy and use of the Premises, and Tenant's other activities under this Lease, throughout the Term, Tenant shall, at Tenant's sole cost and expense, promptly comply with all present and future Requirements applicable to the Premises, subject, however, to Tenant's rights to contest any such
Requirements, as set forth in clause (b) below. Tenant shall likewise comply with the provisions of all of Tenant's insurance policies required to be maintained hereunder or otherwise carried by Tenant with respect to the Premises from time to time.

               (b)  Tenant shall have the right, after
prior
notice to Landlord, at Tenant's sole cost and expense, to contest by appropriate legal proceedings diligently prosecuted in good faith, in the name of Tenant, the validity or application of any
Requirements; provided, however, that Tenant may delay compliance therewith until the final determination of such proceeding only if by the terms of any such Requirements, compliance therewith pending the prosecution of any such proceeding may legally be delayed without subjecting Landlord to the risk of any criminal liability, or imminent forfeiture of its estate, for failure so to comply therewith, and provided further that if any fine, lien, charge or civil liability may be incurred by reason of such non-compliance, provided that (i) Tenant furnishes to Landlord security satisfactory to Landlord, against such fine, lien, charge or civil liability in accordance with Section
5.7, and
(ii) Tenant shall be solely responsible for payment of such fine, lien, charge or civil liability and shall indemnify, defend and hold Landlord harmless with respect thereto.

          Section V.7    Liens.

               (a)  Tenant agrees that it will pay or
cause to be
paid all costs for work done by it or caused to be done by it on the Premises of a character which will or may result in liens on
Landlord's reversionary estate therein, and Tenant shall keep the
Premises free and clear of all mechanics' liens and other liens on account of work done for Tenant or persons claiming under it.
If any such lien shall at any time be filed against the Premises,
Tenant shall either cause the same to be discharged within thirty
(30) days after the recording thereof, or, if Tenant, in Tenant's discretion and in good faith, determines that such lien should be contested, shall furnish such security as may be necessary or required to prevent any foreclosure proceedings against the
Premises during the pendency of such contest.  If
Tenant shall
fail to furnish such security, then, in addition to any other right or remedy of Landlord resulting from Tenant's said default,
Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due, procuring the discharge of such lien by giving security, or in such other manner as is, or may be, prescribed by law. Tenant shall repay to Landlord, as Rent, on demand, all sums disbursed or deposited by Landlord pursuant to the provisions of this Section
5.7,
including all costs, expenses and attorneys' fees incurred by
Landlord in connection therewith. Nothing contained herein shall imply any consent or agreement on the part of Landlord to subject
Landlord's estate to liability under any mechanics' lien or other lien law.

               (b)  Should any claims of lien be filed
against
the Premises or any action affecting the title to the Premises be commenced, the party receiving notice of such lien or action shall forthwith give the other party written notice thereof.
Landlord or its representative shall have the right to post and keep posted upon the Premises notices of nonresponsibility or such other notices which Landlord may deem to be proper for the protection of Landlord's interest in the Premises.
Tenant shall,
before the commencement of any work which might result in any such lien, give to Landlord advance written notice of its intention to do so in reasonably sufficient time to enable the posting of such notices.

     ARTICLE VI
     REPAIRS AND MAINTENANCE

          Section VI.1   Tenant's Obligations.

               (a)  Tenant shall, at its sole cost and
expense
(except as provided to the contrary in this Section
6.1) at all
times during the Term and any extensions thereof, keep the
Premises in good order, condition and repair, damage by casualty excepted. Subject to the limitations set forth in Section
6.1(b), Tenant's maintenance and repair obligation hereunder include, without limitation:

                    (i)  all equipment or facilities
serving the
Premises, such as plumbing, heating, air conditioning, ventilating, electrical or lighting facilities, fire sprinkler and/or standpipe and hose or other automatic fire extinguishing systems, including fire alarm and/or smoke detection systems and equipment, fire hydrants, fixtures, walls (interior and exterior) including reasonably periodic painting of interior walls in painting of exterior walls to the extent required by the REA, ceilings, floors, windows, doors, plate glass, landscaping, driveways, parking lots, fences, signs, sidewalks and parkways;
and

                    (ii) restorations, replacements or
renewals,
when necessary, to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

                    (iii)  Tenant shall maintain
maintenance
contracts with respect to the elevators, the escalators and the heating, ventilation and air conditioning systems located in the
Premises.

               (b)  Notwithstanding anything to the
contrary in
Section 6.1(a), Tenant is not responsible for maintenance, repairs or replacements which are

                    (i)  the responsibility of Landlord
pursuant
to Section 6.2, or

                    (ii) the responsibility of the
Developer or
any other party pursuant to the REA.

               (c)  Notwithstanding anything to the
contrary in
Section 6.1(a), if (i) any repair or replacement which is reasonably estimated to exceed $100,000 is required with respect to any portion of the Premises for which Tenant is responsible pursuant to Section 6.1(a) (hereinafter, a "Capital
Repair"), and
(ii) the Useful Life of such Capital Repair (as defined herein) exceeds the Remaining Term of the Lease (as defined herein), then
Landlord shall fund a portion of the cost of such repair or replacement equal to a fraction, the numerator of which is the
Excess Useful Life (as defined herein) and the denominator of which is the Useful Life. As used herein, (A) the "Useful Life" of a Capital Repair means the reasonably anticipated useful life of such Capital Repair (determined by generally accepted accounting standards, consistently applied), (B) the "Remaining
Term" means the portion of the Term remaining, including the
Renewal Term under any Option which has been exercised, but not the Renewal Term under any Option which has not been exercised and (C) the term "Excess Useful Life" means, with respect to a
Capital Repair, the difference between the Useful Life thereof and the Remaining Term. As used herein, "Landlord's
Capital
Repair Contribution" means, with respect to any Capital
Repair,
Landlord's contribution to the cost of such Capital
Repair made
pursuant to this Section 6.1(c).  Landlord shall fund
Landlord's
Capital Repair Contribution within ten (10) business days after receipt of invoices therefor from Tenant (which may be submitted as Tenant receives invoices for such work).

               (d)  If Tenant exercises an Option after
the
Excess Useful Life of a Capital Repair has been determined, then
Tenant shall reimburse to Landlord, on the first day of the
Renewal Term with respect to such Option, a portion of Landlord's
Capital Repair Contribution equal to a fraction (not to exceed
100%), the numerator of which is the Renewal Term and the denominator of which is the Excess Useful Life. In order that this Section 6.1(d) may be properly applied with respect to subsequent Option exercises, (i) the Excess Useful Life of a
Capital Repair will be deemed reduced by the period of each
Renewal Term with respect to which payment is made by Tenant pursuant to this Section 6.1(d) and (ii) Landlord's
Capital
Repair Contribution with respect to a Capital Repair will be deemed reduced by each payment received by Landlord pursuant to this Section 6.1(d) with respect to that Capital
Repair.

          Section VI.2   Landlord's Obligations.
Notwithstanding
anything to the contrary herein, Landlord shall be responsible throughout the Term for maintaining and repairing all structural portions of the Building, including the roof (including any skylights), foundations, structural walls, and other load-bearing portions of the structure.

     ARTICLE VII
     DAMAGE, DESTRUCTION AND CONDEMNATION

          Section VII.1  Damage or Destruction.

               (a)  Tenant shall give Landlord prompt
notice of
any damage to the Premises by fire or other casualty.

               (b)  If the Premises shall be rendered
wholly
untenantable by a casualty, unless terminated pursuant to Section
7.1(d)(i) or 7.1(d)(ii) hereof, this Lease shall remain in full force and effect except that Rent shall fully abate commencing on the date of loss and continuing until the earlier to occur of:
(i) the date Tenant reopens the Premises for business, which reopening Landlord and Tenant shall diligently work together to expedite, or (ii) the date forty five (45) days after Tenant completes the restoration, pursuant to Section 7.1(e), of the structural elements of the building of which the Premises form a part.

               (c)  If only a portion of the Premises
shall be
rendered untenantable, this Lease shall remain in full force and effect except that Rent shall partially abate commencing on the date of loss and continuing until the earlier to occur of: (i) the date Tenant reopens the repaired portion of the Premises for business, which reopening Landlord and Tenant shall diligently work together to expedite, or (ii) the date forty five
(45) days
after Landlord completes the restoration, pursuant to Section
7.1(e), of the structural elements of the building of which the
Premises form a part. In such event, the Rent shall be reduced to an amount computed by multiplying the Rent applicable prior to such damage by a fraction, the numerator of which is the Floor
Area of the Premises tenantable after such damage and the denominator of which is the Floor Area of the Premises prior to such damage.

               (d)  If there shall be damage to the
Shopping
Center by fire or other casualty, whether or not the Premises is affected thereby, in which: (i) the Premises shall be sufficiently damaged to render the entire Premises wholly untenantable; (ii) the damage or destruction to the Premises is to an extent that it cannot be repaired with reasonable diligence within one (1) year after the destruction or damage;
(iii) either
the Shopping Center or the building of which the Premises are a part is damaged to the extent of fifty percent (50%) or more of its insured replacement cost; (iv) the loss is caused by any risk not covered by either Landlord's or Tenant's insurance;
(v) the
damage occurs during the last three (3) years of the Term; or,
(vi) any insurance proceeds received by Landlord or Tenant for such damage are inadequate or unavailable for repairs, other than because of any deductible amount of any policy other than
Tenant's earthquake insurance policy, then, in any such event, either party shall have the option to terminate this Lease. Said option shall be exercised, if at all, by notice to the other party on or before the ninetieth (90th) day after the date of loss and, if exercised, shall be effective on the last day of the first (1st) full calendar month falling at least sixty
(60) days
after such notice. If Tenant elects to terminate this Lease pursuant to this Section 7.1(d), then Tenant shall turn over to
Landlord any insurance proceeds received by Tenant with respect such damage and destruction (other than proceeds of insurance covering tenant's personal property (including, without limitation, merchandise and equipment) and trade fixtures. If either party elects to terminate this Lease pursuant to clause
(iv) or (vi), above, the other party may avoid termination of this Lease by (i) committing in writing to pay the additional funds required to complete the necessary repairs and restoration, which writing shall be delivered to the terminating party within ten (10) days after delivery of the termination notice, and (ii) providing to the terminating party, within a reasonable period after delivery of such notice, not to extend beyond the date which is 90 days after the date of loss, security for payment of such excess costs reasonably satisfactory to the terminating party and its lenders (if any).

               (e)  If there shall be damage to the
Premises by
fire or other casualty and this Lease is not terminated, Tenant shall promptly commence and diligently prosecute the restoration and repair of the Premises, including all exterior walls, roofs, floors and supports, all internal partitions, fixtures, trade fixtures, shelving, casework, furniture and furnishings used in connection with the operation of Tenant's business in the
Premises, as nearly as practicable to their respective conditions prior to such damage.

          Section VII.2  Condemnation.

               (a)  The term "Taking" as used in this
Section
7.2, shall mean an appropriation or taking under the power of eminent domain by any public or quasi-public authority or a voluntary sale or conveyance in lieu of condemnation but under threat of condemnation.

               (b)  In the event of a Taking of the
entire
Premises, this Lease shall terminate and expire as of the date possession is delivered to the condemning authority and Landlord and Tenant shall each be released from any liability accruing pursuant to this Lease after such termination.

               (c)  If there is a Taking of (a) more
than twenty-
five percent (25%) of the Premises, or (b) any portion of the
Building and, regardless of the amount taken, if the remainder of the Building is not one undivided structure, either
Landlord or
Tenant may terminate this Lease as of the date Tenant is required to vacate the Premises upon giving notice in writing of such election within thirty (30) days after receipt of Tenant from
Landlord of written notice that a portion of the Premises has been so appropriated or taken.

               (d)  If this Lease is terminated as a
result of a
Taking, Tenant shall be entitled to any separate award made to
Tenant for relocation costs, good will and any of Tenant's fixtures and equipment which are not capable of removal from the
Premises; provided such separate award does not diminish
Landlord's award. Subject to the foregoing, Landlord shall be entitled to the entire awarded or compensation in such condemnation proceedings, or settlement in lieu thereof, irrespective of whether such award or settlement shall be obtained as compensation for diminution in value to the leasehold or the leasehold improvements thereto or to the fee of the
Premises, but the Minimum Annual Rent, Percentage Rent and any other Rent for the last month of Tenant's occupancy shall be prorated and Landlord shall refund to Tenant any Minimum Annual
Rent, Percentage Rent and other Rent paid in advance.
Notwithstanding the foregoing and subject to Section
2.3, in the
event this Lease is terminated as provided above, Tenant may remove all of its removable trade fixtures, furniture and equipment from the Premises, provided that Tenant immediately repairs any damage occasioned to the Premises by reason of such removal so as to leave the Premises in a neat and clean condition. Notwithstanding the foregoing, in no event shall
Tenant be entitled to any portion of any award or compensation, if following the payment of such sum to Tenant, there would not be sufficient funds or proceeds to pay the unpaid principal balance of any obligation of Landlord secured by a deed(s) of trust or mortgage(s) on the fee interest in the Premises and/or the Building.

               (e)  In the event of a Taking, if
Landlord and
Tenant elect not to so terminate this Lease as provided above (or have no right to so terminate), Tenant agrees, at Tenant's cost and expense (subject to Tenant's rights hereunder) as soon as reasonably possible after the Taking, to restore the Building on the Land remaining to a complete unit of like quality and character as existed prior to the Taking, and thereafter the
Minimum Annual Rental payable hereunder shall be reduced on an equitable basis, taking into account the relative value of the portion taken as compared by the portion remaining. In such event, Tenant shall be entitled to receive any and all award of compensation in connection with such Taking until Tenant has received funds sufficient to complete such restoration, and
Landlord shall be entitled to receive the remaining portion of the total award of compensation.

     ARTICLE VIII
     INSURANCE

          Section VIII.1 Tenant's Insurance.

               (a) Tenant shall carry, from and at all
times
after the date hereof, at Tenant's sole cost and expense, the following insurance:

                    (i)  public liability and property
damage
insurance covering the Premises and Tenant's use thereof against claims for personal injury or death and property damage occurring in, on or about the Premises and affording protection to the limits of not less than Three Million Dollars
($3,000,000) per
occurrence with respect to any one (1) bodily injury or damage to property, which insurance shall, in addition, extend to any liability of Tenant arising out of the indemnities contained in
Section 8.5 by contractual liability endorsement. All liability policies shall contain a so called "occurrence clause";

                    (ii) fire and casualty insurance
covering the
Premises, in an amount equal to ninety percent (90%) of the replacement cost thereof (excluding foundations and footings);

                    (iii)     fire insurance with
extended
coverage, covering such items of Tenant's merchandise, inventory, signs, furniture, trade fixtures, equipment, leasehold improvements and other property of Tenant, now or hereafter placed in, on or about the Premises in an amount equal to ninety percent (90%) of the replacement cost thereof;

                    (iv) business interruption
insurance covering
Tenant's loss of business income for the period it would take to reconstruct the Premises after a casualty using reasonable diligence and rental loss insurance covering Tenant's obligation to pay Minimum Annual Rent under this Lease;

                    (v)  in the event Tenant installs
in,
adjoining or beneath the Premises any steam boiler or similar equipment, broad form boiler insurance;

                    (vi) earthquake insurance in an
amount equal
to one hundred percent (100%) of the replacement cost of the
Premises, to the extent the same is available at commercially reasonable rates and with deductibles of commercially reasonable amounts (it being agreed that Tenant may maintain required earthquake coverage through a blanket policy covering several (or all) store locations owned or affiliated with Tenant and having a maximum aggregate coverage limit of Twenty Million
Dollars
($20,000,000)); and

                    (vii)     such other insurance as
may in
Tenant's reasonable judgment be prudent to carry from time to time.

               (b)  All insurance policies required to
be carried
by Tenant shall be issued by companies with a general policyholder's rating of not less than "A" and a financial size rating of "VI" as rated in the most current available
"Best's
Insurance Reports", and qualified to do business in the State of
California. Each insurance policy shall name Landlord, Tenant and Mortgagee as insureds as their interests may appear and, to the extent possible, any other parties in interest from time to time designated in writing by notice from Landlord to Tenant.
Executed copies of each insurance policy, duplicate originals or original certificates thereof (provided that such certificates shall evidence all of the required coverage herein provided) shall be delivered by Tenant to Landlord within ten
(10) days
after delivery of possession of the Premises to Tenant and thereafter within thirty (30) days prior to the expiration of prior policies. All insurance policies shall contain a provision that the underwriter will give Landlord and Mortgagee at least thirty (30) days prior written notice of any cancellation or lapse of such insurance or the effective date of any reduction in the amounts thereof or increase of the deductible. All insurance policies shall be written as primary policies which do not contribute to, and are in excess of, any coverage which Landlord may carry. All insurance policies shall contain an agreement by the insurers that the coverage afforded thereby shall not be affected by any construction work in or about the Premises and that no act or omission by the Tenant shall impair or affect the rights of the Landlord to receive and collect the proceeds under the policies.

               (c)  Any insurance required to be
carried by
Tenant may be provided under a blanket policy of insurance covering additional items or locations or insureds;
provided,
however, that: (i) Landlord and Mortgagee shall be named as an additional insured thereunder (or covered by broad form
Landlord
endorsement or contractual coverage); (ii) any such blanket policy or policies shall specify total insurance allocated to
Tenant's improvements and property; and (iii) the requirements for Tenant's insurance set forth herein are otherwise satisfied.
Tenant agrees to use its best efforts to ensure that the coverage afforded Landlord and any such other parties in interest under any future blanket policy of insurance will not be diminished by reason of the use of such blanket policy of insurance, and Tenant shall expend commercially reasonable amounts in connection with obtaining such coverage.

               (d)  The deductibles and self-insured
retentions
included in Tenant's insurance policies shall be in amounts as may be commercially reasonable from time to time.

               (e)  If Tenant refuses or neglects to
secure and
maintain insurance policies complying with the provisions of this
Section 8.1, Landlord may secure the appropriate insurance policies and Tenant shall pay, upon demand, the costs of same to
Landlord as Rent.

          Section VIII.2 Landlord's Insurance.
Landlord at its
cost shall carry, from and at all times after the date of delivery of the Premises to Tenant, all insurance required to be carried by Landlord pursuant to (i) any Mortgages which either presently or in the future may exist as a lien against the
Premises and (ii) the REA, to the extent that insurance required to be carried by Tenant pursuant to this Lease is insufficient to satisfy either of such obligations of Landlord.

          Section VIII.3 Waiver of Subrogation.
Landlord and
Tenant each waive any rights it may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Premises or its contents or to other portions of the Shopping
Center arising
from any liability, loss, damage or injury caused by fire or other casualty for which property insurance is carried or required to be carried pursuant to this Lease. Each of the parties hereto, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, to the extent of any recovery under such insurance, waives any right of subrogation that it may have against the other. Each waiver shall be expressly included in, and shall comply with the requirements of, the respective insurance policies.

          Section VIII.4 Governmental and Insurance
Requirements.

               (a) Tenant shall comply, at Tenant's
sole cost and
expense, with all reasonable requirements of the insurance underwriters, or any similar public or private body, provided that any such requirements of such insurance underwriters, or any similar public or private body, are conditions to the continuance of any of the insurance coverage required hereunder, and any governmental authority having jurisdiction over insurance rates with respect to the use or occupancy of the Premises as a part of
Shopping Center, including, without limitation (i) installing fire extinguishers or automatic dry chemical extinguishing systems; (ii) making any changes, modifications, alterations or additions in the sprinkler system within the Premises;
and (iii)
relocating partitions, trade fixtures or other contents within the Premises.

               (b)  Tenant shall not commit any act or
suffer to
exist on the Premises any circumstances which will violate any reasonable restrictions contained in any of Tenant's or Landlord's policies of fire and casualty or public liability insurance, prevent Landlord from continuing the coverage presently provided in Landlord's insurance policies from insurance companies reasonably acceptable to Landlord or cause the rates for any such policies to increase beyond the minimum rates from time to time applicable to the Premises or the
Shopping Center for the Permitted Use, provided such minimum rate would have been available to Landlord but for Tenant's actions or use. In the event that Landlord receives any notice from
Landlord's insurance company regarding any violation by Tenant of any of Landlord's insurance policies, or of any proposed increase in Landlord's premiums from the minimum rate from time to time applicable thereunder because of any act, omission or sufferance by Tenant in, on or under the Premises, Landlord shall notify
Tenant, and Tenant shall reimburse Landlord as additional Rent the amount of any such increase promptly following
Landlord's
written demand therefor.

               (c)  In the event that Landlord receives
any
notice from Landlord's insurance company regarding any violation by Tenant of any of Landlord's insurance policies, or of any proposed increase in Landlord's premiums from the minimum rate from time to time applicable thereunder because of any act, omission or sufferance by Tenant in, on or under the Premises,
Landlord shall notify Tenant, and Tenant shall reimburse Landlord as additional Rent the amount of any such increase promptly following Landlord's written demand therefor.

          Section VIII.5 Indemnification.  To the
fullest extent
permitted by law, Tenant covenants with Landlord that Landlord shall not be liable for any damage or liability of any kind or for any injury to or death of persons or damage to property of
Tenant or any other person occurring from and after the date
Tenant is given access to the Premises from any cause whatsoever related to the use, occupancy or enjoyment of the Premises including, but not limited to, the sidewalks and landscaped areas immediately adjacent to the Building and Tenant's drive-through area, if any, by Tenant or any person thereon or holding under
Tenant including, without limitation, damages resulting from any labor dispute, and Tenant shall defend (using counsel mutually approved by Landlord and Tenant or Tenant's insurer), indemnify and save Landlord harmless from all liability whatsoever on account of any real or alleged damage or injury and from liens, claims and demands related to the use of the Premises and its facilities, or any repairs, alterations or improvements
(including any improvements and fixtures constructed or installed by Tenant) which Tenant may make or cause to be made with respect to the Premises, and any loss or interruption of business or loss of rental income resulting therefrom. Notwithstanding anything to the contrary in the foregoing, Tenant shall not be liable for damage or injury occasioned by the negligence or willful misconduct of Landlord or any ground lessor, mortgagee or owner of all or any part of the Shopping Center or their respective employees, agents or contractors.

          Section VIII.6 Landlord Exculpation.
Landlord shall
endeavor to conduct its activities with respect to the Premises in a prudent and businesslike manner. However, Landlord shall not be liable for any damage to property entrusted to employees of Landlord, its partners or agents, nor for loss of or damage to any property damage or loss of business which may be sustained by the person, goods, ware, merchandise or property of Tenant, its employees, invitees or customers or any other person in or about the Premises caused by or resulting from, but not limited to, fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of same, whether the injury, damage or loss of business results from conditions arising upon the Premises, other portions of the Shopping Center or from other sources, so long as the same does not result from the negligence or wilful misconduct of
Landlord or its employees, agents, and contractors or Landlord's breach of any of its express obligations under this Lease.
Landlord shall not be liable for interference with the light or other incorporeal hereditaments. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Shopping Center or of defects therein or in the fixtures or equipment. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant in the Shopping
Center, except to the extent of Landlord's liability for breach of Landlord's obligation to enforce the REA, as provided in
Section 3.2.

     ARTICLE IX
     ASSIGNMENT AND SUBLETTING

          Section IX.1   Notice to Landlord.  If Tenant
wishes to
assign its rights under this Lease or sublet all or any portion of the Premises, Tenant shall deliver written notice of its intention to do so to Landlord at least thirty (30) days prior to the effective date of any such proposed assignment or subletting, specifying in such notice whether Tenant proposes to assign or sublet, the proposed effective date thereof, identification of the proposed assignee or sublessee with a description of the proposed business operations to be conducted at the Premises.
Such notice shall also be accompanied by current financial statements of the proposed assignee or subtenant, a copy of the proposed assignment or sublease documents, or, if not available, a letter of commitment or letter of intent setting forth material terms and provisions of the proposed assignment or sublease.

          Section IX.2   Landlord's Approval.  Landlord
will
notify Tenant of its approval or disapproval of a proposed assignment or sublease within a reasonable time (in no event earlier than fifteen (15) days nor longer than thirty
(30) days)
after receipt of such notice from Tenant as set forth above.
Landlord shall not unreasonably withhold its approval of Tenant's assignment of this Lease or subletting of the Premises.
The
factors which may be viewed in determining the reasonableness of
Landlord's approval or disapproval of a proposed assignment or subletting and the conditions which may be imposed by Landlord as part of its consenting thereto shall be as follows:

          (a)  The use of the Premises following the
assignment
or sublease would be different from the Permitted Use set forth in this Lease;

          (b)  In Landlord's reasonable business
judgment, the
proposed assignee or subtenant lacks sufficient business reputation or experience to operate a business of the type and quality permitted under the terms of this Lease;
          (c)  In Landlord's reasonable business
judgment, the
present financial worth of the proposed assignee or subtenant is inadequate to ensure such assignee's or subtenant's performance under the terms of its agreement relating to the Premises;

          (d)  The proposed assignment or sublease
transaction
would breach a covenant of Landlord respecting radius, location, use or exclusive use in any other lease, financing agreement or other agreement relating to the Shopping Center.

It is expressly understood and agreed that Landlord's consent shall not be required for any transfer of Tenant's interest under this Lease which is considered to be a Permitted
Transaction (as
defined below).

          Section IX.3   Permitted Transactions.
Notwithstanding
anything to the contrary herein, Landlord's consent shall not be required for any of the following (collectively, "Permitted
Transactions"):

     (i) Any transfer by Tenant of any interest under this Lease to any corporation, partnership or other entity which controls, is controlled by, or is under common control with the named
Tenant hereunder or its successors by merger, consolidation or other comparable transaction, the primary purpose of which is not the transfer of Tenant's interest under this Lease.

     (ii) Any transfer by Tenant of any interest under this Lease to the owner of a department store chain with assets equal to or greater than Tenant's.

     (iii)     Tenant may enter into concession
arrangements or
license agreements, or otherwise permit the occupation and use of a portion of the Premises by a subtenant, licensee or concessionaire, provided that the areas covered by such licenses or concession agreements do not exceed usage in excess of twenty-five percent (25%) of the Floor Space of the Premises;
provided,
however that all sales of licensees or concessionaires shall be included within Gross Sales as defined in this Lease.
          Section IX.4   Compliance with REA.  Tenant
shall not
assign its rights under this Lease or sublet all or any portion of the Premises unless Tenant complies, at Tenant's expense, with the provisions of the REA applicable to such assignment or subletting. Landlord agrees to cooperate, at no expense to
Landlord, with Tenant's efforts to obtain any consents required under the REA and to otherwise comply with the REA in connection with any proposed assignment or sublease.

          Section IX.5   Documentation and Expenses.
Each
assignment or sublease shall be evidenced by an instrument made in such written form as is satisfactory to Landlord and executed by Tenant and the assignee or subtenant. In the event of an assignment, the assignee shall assume and promise to perform the terms, covenants and conditions of this Lease which are obligations of Tenant, from and after the date the Assignee takes possession. Unless expressly released by Landlord, in writing,
Tenant shall remain fully liable to perform its duties under this
Lease following any assignment of the Lease. Tenant shall, on demand of Landlord, reimburse Landlord for Landlord's reasonable costs, including attorneys' fees, incurred in obtaining advice and preparing documentation for each assignment or sublease, up to a maximum of $1,500 per transaction.

     ARTICLE X
     DEFAULT

          Section X.1    Events of Default.  Each of
the
following events shall constitute a "Default" by Tenant under this Lease:

               (a)  If Tenant shall fail to pay any
Rent under
this Lease when the same shall become due and payable and the failure shall continue for five (5) business days after written notice (it being understood such period shall run concurrently with any statutory notice period); or

               (b)  If Tenant shall transfer Tenant's
interest in
this Lease in contravention of Article IX hereof; or

               (c)  If Tenant shall fail to perform or
observe
any of its obligations under this Lease (including, without limitation, Tenant's failure to perform those obligations under the REA expressly assumed by Tenant in this Lease) other than those specified above in this Section 10.1 and the failure shall continue for thirty (30) days after notice, unless a shorter period of time for such performance or observance is otherwise expressly set forth in this Lease; provided, however, that in the case of a Default which cannot with reasonable diligence be remedied by Tenant within said period of thirty (30) days, if
Tenant proceeds as promptly as may reasonably be possible after the service of such notice and with all reasonable diligence to remedy the Default and thereafter prosecute the remedying of such
Default with all reasonable diligence, the period of time after the giving of such notice within which to remedy the Default shall be extended for such period as shall be reasonably necessary to remedy the same with all reasonable diligence;

               (d)  If the Premises are deemed
abandoned pursuant
to California Civil Code Section 1951.3; or

               (e)  If an event of insolvency shall
occur
including:

                    (i)  Tenant's making an assignment
for the
benefit of creditors;

                    (ii) Tenant's failure generally to
pay its
debts as they become due;

                    (iii)     A material adverse change
in the
financial condition of Tenant;

                    (iv) Tenant's filing, or
acquiescing to the
filing of, a petition seeking an order for relief against it in any state or federal court in any bankruptcy, reorganization, liquidation, composition, extension, arrangement or insolvency proceeding;

                    (v)  Tenant's making an application
for, or
acquiescing to, the appointment of a trustee, examiner or custodian for it or all or any portion of its property;

                    (vi) Any petition being filed
against Tenant
in any state or federal court seeking reorganization or
liquidation or insolvency proceedings, and the
proceedings shall
not be dismissed, discontinued or vacated within ninety
(90)
days; or

                    (vii)     Any trustee, examiner or
custodian
being appointed for Tenant, or for all or any portion of Tenant's property, and the trustee, examiner, or custodian shall not be set aside within ninety (90) days after such appointment.

          Section X.2    Remedies.  Upon the occurrence
of a
Default, and in addition to any other rights or remedies available to Landlord at law or in equity, Landlord shall have the right to:

          (a)  terminate this Lease and all rights of
Tenant by
giving Tenant written notice that this Lease is terminated, in which case Landlord may recover from Tenant the sum of :

               (i)  the worth at the time of award of
any unpaid
Rent that had been earned at the time of termination.

               (ii) the worth at the time of award of
the amount
by which (A) the unpaid Rent that would have been earned after termination until the time of award exceeds (B) the amount of rental loss, if any, as Tenant affirmatively proves could have been reasonably avoided;

               (iii)     the worth at the time of award
of the
amount by which (A) the unpaid Rent for the balance of the Term after the time of award exceeds (B) the amount of rental loss, if any, as Tenant affirmatively proves could be reasonably avoided;

               (iv) any other amount necessary to
compensate
Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations or that, in the ordinary course of things, would be likely to result; and

               (v)  all other amounts in addition to or
in lieu
of those previously stated as may be provided from time to time by California law; or

          (b)  continue this Lease, and from time to
time,
without terminating this Lease, either (i) recover all Rent and other amounts payable as they become due or (ii) relet the
Premises or any part of the Premises on behalf of Tenant for any term, at any rent, and pursuant to any other provisions as
Landlord deems advisable, all with the right, at Tenant's cost, to make alterations and repairs to the Premises.

     As used in clauses 10.2(a)(i) and 10.2(a)(ii) of this
Section, the worth at the time of award is computed by allowing interest at the Interest Rate. As used in clause
10.2(a)(iii) of
this Section, the worth at the time of award is computed by discounting that amount at the discount rate of the Federal
Reserve Bank of San Francisco at the time of award plus one percent (1%).

          (c)  Upon the occurrence of a Default,
Landlord shall
also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises. Landlord may cause property so removed from the
Premises to be stored in a public warehouse or elsewhere at the expense and for the account of Tenant.

          (d)  None of the following remedial actions,
singly or
in combination, shall be construed as an election by Landlord to terminate this Lease unless Landlord has in fact given
Tenant
written notice that this Lease is terminated or unless a court of competent jurisdiction decrees termination of this Lease; any act by Landlord to maintain or preserve the Premises; any efforts by
Landlord to relet the Premises; any re-entry, repossession, or reletting of the Premises; or any reentry, repossession, or reletting of the Premises by Landlord pursuant to this Section.
If Landlord takes any of the previous remedial actions without terminating this Lease, landlord may nevertheless at any time after taking any remedial action terminate this lease by written notice to Tenant.

          (e)  If Landlord relets the Premises,
Landlord shall
apply the revenue as follows: first, to the payment of any reasonable cost of reletting, including without limitation finder's fees and leasing commissions; and second, to the payment of Rent and other amounts due and unpaid under this Lease.
Landlord shall hold and apply the residue, if any, to payment of future amounts payable as they become due and, to the extent the residue exceeds such amounts, shall remit such excess to Tenant.
Should revenue from reletting during any month, after application pursuant to the foregoing provisions, be less than the reasonable cost of reletting and the Rent and other amounts due and unpaid under this Lease, Tenant shall pay the deficiency to Landlord promptly upon demand.

          (f)  After the occurrence of a Default,
Landlord, in
addition to or in lieu of exercising other remedies, may, but without any obligation to do so, cure the breach underlying the
Default for the account and at the expense of Tenant;
provided
that Landlord by prior notice shall first allow Tenant a reasonable opportunity to cure, except in cases of emergency, where Landlord may proceed without prior notice to Tenant.
Tenant shall, upon demand, immediately reimburse
Landlord for all
costs, including costs of settlements, defense court costs, and attorney fees, that Landlord may incur in the course of any such cure.

          (g)  No security, guaranty or security
interest granted
for the performance of Tenant's obligations, which Landlord may now or hereafter hold, shall in any way constitute a bar or defense to any action initiated by Landlord for unlawful detainer or for the recovery of the Premises, for enforcement of any obligation of Tenant, or for the recovery of damages caused by a breach of this Lease by Tenant or by a Default.

          (h)  Except as expressly provided in this
Lease to the
contrary, no right or remedy conferred upon or reserved to either party is intended to be exclusive of any other right or remedy given now or later or existing at law or in equity or by statute.
Except to the extent that either party may have otherwise agreed in writing, no waiver by that party of any violation or nonperformance by the other party of any obligations, agreements, or covenants shall be deemed to be a waiver of any subsequent violation or nonperformance of the same or any other covenant, agreement, or obligation, nor shall any forbearance by either party to exercise a remedy for any violation or nonperformance by the other party be deemed a waiver by that party of rights or remedies with respect to that violation or nonperformance.

          (i)  Landlord may require Tenant or any
trustee for
Tenant under the United States Bankruptcy Code (as amended, the
"Bankruptcy Code") to cure Tenant's Default and to provide adequate assurances of future performance of this Lease as provided in Section 365(b)(3) of the Bankruptcy Code, including, without limitation, adequate assurance that; (i) Rent will be paid when due; (ii) there shall be no substantive breach in the provisions of this Lease relating to the Shopping
Center
including, without limitation, the Permitted Use; and
(iii) that
there shall be no disruption in any Tenant mix or Tenant balance in the Shopping Center. If Tenant or the trustee does not cure existing Defaults and provide such assurances of future performance within sixty (60) days after there has been an order for relief pursuant to the Bankruptcy Code, this Lease shall be deemed rejected, and Landlord shall have no further liability hereunder to Tenant or any person claiming through or under
Tenant and, if Tenant or any such person is in possession.
Tenant or any such person shall forthwith quit and surrender the premises to Landlord.

          Section X.3    Attorneys' Fees.  In the event
that
either party hereto commences an action related to this Lease, the prevailing party shall be entitled to recover from the other party all of its costs and expenses incurred therein, including, without limitation, reasonable attorneys' fees and disbursements.
If either party hereto is, without fault on its own part, made a party to any action instituted by or against the other party to this Lease due to such other party's fault, such other party shall indemnify the party innocently involved and defend and hold it harmless against and from all such costs and expenses incurred therein including, without limitation, reasonable attorneys' fees and disbursements.

          Section X.4    Agreement to Arbitrate.  Any
controversy, dispute or claim under, arising out of, in connection with or in relation to this Lease, including but not limited to the negotiation, execution, interpretation, construction, coverage, scope, performance, non-performance, breach, termination, validity or enforceability of this Lease or any provision hereof shall be determined by arbitration conducted in accordance with the Commercial Arbitration Rules or then existing rules for commercial arbitration of the American
Arbitration Association. The arbitration shall additionally be governed by the California Arbitration Act. The arbitration shall be conducted in a location in San Bernardino
County and
shall be before a single arbitrator who shall be selected by mutual agreement of the parties from among a list of seven potential arbitrators provided by the American
Arbitration
Association. If the parties cannot agree on an arbitrator from this first list, the parties hereto shall select an arbitrator for such arbitration from a second list of seven potential arbitrators provided by the American Arbitration
Association with
each party alternately striking names, with the last name remaining to be the arbitrator so selected. In the event that either party seeks a temporary restraining order, preliminary injunction or other provisional relief, the provisions of Section
1281.8 of the California Code of Civil Procedure shall apply.
The arbitration of such issues, including the determination of any amount of damages suffered by any party hereto by reason of the acts or omissions of any party, shall be final and binding upon the parties to the maximum extent permitted by law.
Judgment upon any award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The parties intend that this Article shall be valid, binding, enforceable and irrevocable and shall survive the termination of this Agreement.
It is understood and agreed that the terms of this
Section 10.4
shall not apply to a determination of Fair Market
Rental Value,
which shall be determined pursuant to Section 12.3 of this Lease.

          Section X.5    No Set-off/Counterclaims.
Tenant shall
pay all Rent due hereunder, free of any charges, assessments, impositions or deductions and without abatement, deferral, reduction, set-off, counterclaim, defense or deduction except as permitted under the express terms of this Lease or the Asset
Purchase Agreement. Tenant shall not interpose any counterclaim(s) in any action brought by Landlord based, in whole or in part, on Tenant's failure to pay Rent; provided, however, that, the foregoing to the contrary notwithstanding:
(i) Tenant
may interpose any counterclaim deemed "compulsory" under applicable court rules of civil procedure; (ii) Tenant shall be permitted to bring a separate action against Landlord based on any claim which Tenant is prohibited by this Lease from asserting as a set-off or counterclaim; and (iii) Tenant may bring actions and assert defenses, setoffs and counterclaims permitted to be brought or asserted against Landlord in accordance with the terms of the Asset Purchase Agreement.

          Section X.6    Right of Redemption.  Tenant
hereby
waives, for itself and all persons claiming by, through or under
Tenant, any right of redemption or for the restoration of the operation of this Lease under any present or future law in the event Landlord shall obtain possession of the Premises.

          Section X.7    No Waiver.  No receipt of
monies by
Landlord from Tenant after the termination or cancellation of this Lease in any lawful manner shall reinstate the Term of this
Lease, or operate as a waiver of the right of Landlord to enforce the payment of Rent then due, or operate as a waiver of the right of Landlord to recover possession of the Premises by proper suit, action, proceeding or remedy; it being agreed that, after the termination or cancellation of this Lease, or after a final order or judgment for the possession of the Premises, Landlord may demand, receive and collect any monies due, without in any manner affecting such notice, proceeding, suit, action, order or judgment; and any and all such monies collected shall be deemed to be payment on account of the use and occupation or Tenant's liability hereunder.

          Section X.8    Unperformed Covenants of
Landlord May Be
Performed By Tenant. If Landlord shall fail to perform any of the terms, provisions, covenants or conditions to be performed or complied with by Landlord pursuant to this Lease, or if Landlord should fail to make any payment which Landlord agrees to make, and any such failure shall, if it relates to a matter which is not of any emergency nature, remain uncured for a period of thirty (30) days after Tenant shall have served upon Landlord notice of such failure, or for a period of twenty-four
(24) hours
after service of such notice, if in Tenant's judgment reasonably exercised such failure related to a matter which is of an emergency nature, then Tenant may at Tenant's option, at any time prior to commencement of Landlord's acting to cure such failure and thereafter if Landlord fails to diligently perform the curing of such failure, perform any such term, provision, covenant or condition or to make any such payment, as Landlord's agent, and in Tenant's sole discretion as to the necessity therefor, and
Tenant shall not be liable or responsible for any loss or damage resulting to Landlord or anyone holding under Landlord on account thereof. The full amount of the cost and expense entailed, or payment so made, shall immediately be owing and payable by
Landlord to Tenant. The option given in this Section is for the sole protection of Tenant, and its existence shall not release
Landlord from the obligation to perform the terms, provisions, covenants and conditions herein provided to be performed by
Landlord or deprive Tenant of any legal rights which it may have by reason of any such default by Landlord.

     ARTICLE XI
     [INTENTIONALLY OMITTED]

     ARTICLE XII
     OPTIONS

          Section XII.1  Renewal Options.  Contingent
upon Tenant
satisfying all of the following conditions, and provided that
Tenant has not filed for protection under the Federal
Bankruptcy
Laws at the time such option is exercised, Tenant is hereby granted four (4) separate options (each an "Option" and two or more, collectively, the "Options")) to extend the Term of this
Lease, each for an additional period of five (5) years
(each a
"Renewal Term"), conditioned upon satisfaction of the following requirements:

               (a)  No Default by Tenant shall have
occurred and
remain uncured as of the date of Tenant's exercise of its Option;
and

               (b)  Tenant shall deliver written notice
to
Landlord exercising the applicable Option not less than six (6) full calendar months prior to the expiration of the Term (as it may be extended by Tenant's exercise of any Options).

          Section XII.2  Lease Terms Applicable.  In
the event
that Tenant exercises one or more of the Options herein granted, then all of the terms and provisions of this Lease as are applicable during the initial Term shall likewise be applicable during each of the applicable Renewal Terms except that Minimum
Annual Rent and Percentage Rent payable by Tenant for each
Renewal Term shall be as set forth in Section 12.3 below.

          Section XII.3  Rent During Renewal Terms.

               (a)  The Minimum Annual Rent (as defined
in
Section 4.1 of this Lease) which shall be due and payable during the first Renewal Term, if exercised by Tenant, shall be determined prior to the commencement of each applicable
Renewal
Term and shall be equal to three percent (3.0%) of the average of annual Gross Sales at the Premises for the two (2)
Lease Years
preceding the commencement of the applicable Renewal
Term.
Percentage Rent for the first Renewal Term shall be calculated in accordance with the terms of Section 4.2 of this Lease.

               (b)  Minimum Annual Rent and Percentage
Rent
(including the formula for the calculation thereof) for each of the second, third and fourth Renewal Terms, if exercised by
Tenant, shall be equal to the Fair Market Rental Value of the
Premises, each with respect to the 5-year term first day as of the commencement of the applicable Renewal Term. The
Fair Market
Rental Value of the Premises shall be based upon the rental amounts paid by tenant-operators of department stores for retail store space of substantially the same type, size and quality as the Premises, and located in major regional malls in San
Bernardino County or Riverside County.  Within thirty
(30) days
following Landlord's receipt of Tenant's written notice that it wishes to exercise the applicable Option, Landlord shall deliver to Tenant a written notice specifying Landlord's good faith estimate of the Fair Market Rental Value for the Premises for the applicable Renewal Term. Within thirty (30) days following
Tenant's receipt of Landlord's good faith estimate of the Fair
Market Rental Value of the Premises, Tenant may deliver a written notice to Landlord either setting forth Tenant's good faith of
Fair Market Rental Value, in which case Landlord and
Tenant will
promptly meet and attempt to agree in good faith upon the Fair
Market Rental Value, or agreeing to Landlord's estimate of Fair
Market Rental Value. If no agreement regarding the applicable
Fair Market Rental Value for the Premises can be reached within fifteen (15) days after Landlord's receipt of Tenant's estimate of Fair Market Rental Value for the Premises, Tenant shall have ten (10) days to cancel its exercise of the applicable
Option by
delivering written notice to Landlord within such 10-day period.
If Tenant does not terminate its exercise of the applicable
Option within such 10-day period, the Fair Market
Rental Value of
the Premises for the applicable Renewal Term shall be determined in accordance with the terms of Exhibit E.

          Section XII.4  Lease Amendment.  Following
Tenant's
exercise of each Option and the determination of the Fair Market
Rental Value of the Premises for the applicable Renewal
Term,
Landlord and Tenant will enter into an amendment to this Lease confirming the extension of the Term of this Lease in accordance with the terms hereof.

     ARTICLE XIII
     MISCELLANEOUS PROVISIONS

          Section XIII.1 Notices.

               (a)  Any notice, demand, request,
approval,
consent or other instrument (collectively, a "Notice") which may be, or is required to be, given under this Lease shall be in writing and given by hand or sent by United States certified or registered mail, return receipt requested, postage prepaid, or by an overnight nationally recognized courier service, addressed to
Landlord at the address herein first given with a copy to:
McPeters McAlearny Shimoff & Hatt, 4 West Redlands
Boulevard,
P.O. Box 2084, Redlands, CA  92373-0661 Attn:  Thomas
H.
McPeters, Esq., or to such other address as Landlord may from time to time designate to Tenant by notice in accordance with this Section, and to Tenant at the Premises and to Tenant's address herein first given Attention: Law Department, or to such other address as Tenant may from time to time designate to
Landlord by notice in accordance with this Section.
All Notices
shall be deemed given or served three (3) business days after the date of registration or certification by the postal authorities, if mailed, or upon receipt, if sent by overnight courier or delivered in person.

               (b)  Any notice which may or shall be
given under
this Lease by Landlord may be given by Landlord, by any employee of Landlord, by any attorney representing Landlord, by any management company operating the Shopping Center on behalf of
Landlord or any employee of, or attorney retained by, said management company, and all notices from any of the foregoing shall be as effective as if given by Landlord itself.

               (c)  Any Notice with respect to any
assignment,
alleged default, termination or other material issue given to
Landlord shall also be given to each mortgagee of Landlord's interest in the Shopping Center, the name and address of which mortgagee Landlord has previously given Tenant written notice.

          Section XIII.2 Brokers. Landlord and Tenant each warrants and represents to the other party hereto that it has not dealt with any broker in negotiating or consummating this Lease, and Landlord and Tenant each hereby agrees to indemnify, defend and hold harmless the other party hereto against and from any and all claims losses or liabilities as a result of any inaccuracy in the foregoing representation. This Section shall survive the
Term of this Lease.

          Section XIII.3 Subordination of Lease.

               (a) This Lease is subordinate to the
lien of all
mortgages, deeds of trust and security instruments
(collectively,
"Mortgages"), and to all ground leases, easement agreements and operating agreements now covering or affecting all or any part of the Shopping Center, including, without limitation, the REA, and to all modifications, consolidations, renewals, replacements and extensions of any of the foregoing. Landlord hereby represents and warrants that there are no Mortgages in effect with respect to the Shopping Center or the Premises except as specifically set forth in Exhibit G attached hereto and made a part hereof, nor are there any REAs affecting the Shopping Center or Tenant's rights under this Lease except as set forth in Exhibit
D attached
hereto and made a part hereof. Landlord shall exercise best efforts to obtain from each mortgagee under a Mortgage listed on
Exhibit G a nondisturbance agreement in the form of the "SNDA" attached to the Asset Purchase Agreement.

               (b)  Subject to the terms of any
nondisturbance
agreement entered into by Tenant, should any mortgagee under a
Mortgage succeed to Landlord's interest in this Lease, Tenant shall, upon demand, attorn to and recognize such mortgagee as
Landlord under this Lease. In the event of a sale or assignment of Landlord's interest in this Lease or the Premises, Tenant shall attorn to and recognize such purchaser or assignee as
Landlord under this Lease without further act by Landlord or such purchaser or assignee.

          Section XIII.4 Unavoidable Delays. In the event that either party shall be delayed or hindered in, or prevented from, the performance of any work, service or other act required under this Lease to be performed by such party and such delay or hindrance is due to: (i) strikes, lockouts, or other labor disputes; (ii) inability to obtain labor or materials or reasonable substitutes therefor; or, (iii) acts of God, governmental restrictions, enemy act, civil commotion, unavoidable fire or other casualty, or other causes of a like nature beyond the control of the party so delayed or hindered
(collectively, "Unavoidable Delays"), then performance of such work, service or other act shall be excused for the period of such delay and the period for the performance of such work, service or other act shall be extended by a period equivalent to the period of such delay. In no event shall any such delay constitute a termination or extension of this Lease.
The
provisions of this Section shall not operate to excuse
Tenant
from the timely payment of Rent.

          Section XIII.5 Estoppel Certificates. Upon ten (10)
business days prior written request therefor by Landlord or
Tenant from time to time, each party agrees to execute and to deliver to the requesting party, or to such other addressee or addressees as the requesting party may designate, a written statement certifying that: (i) this Lease is in full force and effect and unmodified, or describing any modification;
(ii) that
there are no defenses or offsets against the enforcement of this
Lease, or stating with particularity defenses or offsets claimed;
stating the date to which Rent has been paid; and (iv) stating the Term Commencement Date and the date this Lease expires.

          Section XIII.6 Relationship of Parties.
Nothing
contained in this Lease shall be deemed or construed as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computing Rent nor any other provision contained herein nor any acts of the parties hereto shall be deemed to create any relationship between the parties other than that of Landlord and Tenant.

          Section XIII.7 Governing Law; Jurisdiction.

               (a)  Governing Law.  This Lease, the
legal
relations between the parties and any Action (defined below), whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Lease, including but not limited to the negotiation, execution, interpretation, coverage, scope, performance, breach, termination, validity, or enforceability of this Lease, shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State and without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal law or are governed as a matter of controlling law by the law of the jurisdiction of incorpora-tion of the Tenant.

               (b)  Jurisdiction.  Each party hereby
irrevocably
submits to and accepts for itself and its properties, generally and unconditionally, the exclusive jurisdiction of and service of process pursuant to the laws of the State of California and the rules of its courts, waives any defense of forum non conveniens and agrees to be bound by any judgment rendered thereby arising under or out of in respect of or in connection with this Lease or any related document or obligation. Each party further irrevocably desig-nates and ap-points the individual identified in or pursuant to Section 13.1 hereof to receive notices on its behalf, as its agent to receive on its behalf service of all process in any such Action before any body, such service being hereby acknowledged to be effect-ive and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to each party at its address provided in Section
13.1; provided that, unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of the service of such process. If any agent so appointed refuses to accept service, the designating party hereby agrees that service of process sufficient for personal jurisdiction in any action against it in the applicable jurisdiction may be made by registered or certified mail, return receipt requested, to its address provided in Section 13.1. Each party hereby acknowledges that such service shall be effective and binding in every respect. Nothing herein shall affect the right to serve process in any other manner per-mitted by applicable law.

               (c)  As used in this Section 13.7,
"Action" shall
mean any action, complaint, petition, investigation suit or other proceeding before any arbitrator or any other governing body or entity having appropriate jurisdiction.

          Section XIII.8 Interpretation. The neuter, feminine or masculine pronoun when used herein shall each include each of the other genders and the use of the singular shall include the plural. In the event of any conflict between the terms of this
Lease, and the terms of the Asset Purchase Agreement
(including
any related agreements entered into by Landlord and Tenant), the terms of the Asset Purchase Agreement shall prevail over any contrary term of this Lease.

          Section XIII.9 Captions.  The captions of
Articles and
Sections contained in this Lease are for convenient reference only and shall not be deemed or construed as in any manner limiting or amplifying the terms and provisions hereof.

           Section XIII.10    Partial Invalidity.  If
any term or
provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be determined to be invalid or unenforceable by a court of competent jurisdiction, then the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

          Section XIII.11     Waivers.  The waiver by
Landlord of
any breach of any term, covenant or condition contained in this
Lease shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition contained in this Lease.
The
subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease or of any right of
Landlord to a forfeiture of the Lease by reason of such breach, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No term, covenant or condition of this Lease shall be deemed to have been waived by
Landlord unless such waiver be in writing and signed by Landlord.

          Section XIII.12     Accord and Satisfaction.
No
payment by Tenant, or receipt by Landlord, of a lesser amount than the Rent payment due under this Lease shall be deemed or construed to be other than a payment or receipt on account of the earliest Rent due. Neither the endorsement or statement on any check nor the receipt or negotiation of any such check by
Landlord, shall be deemed or construed to be an accord and satisfaction.

          Section XIII.13     Counterparts.  This Lease
may be
executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

     Section XIII.14     Entire Agreement.  This Lease
and the
Asset Purchase Agreement incorporate all undertakings between the parties hereto with respect to Tenant's lease of the Premises.
Tenant hereby acknowledges that neither Landlord nor Landlord's employees, agents or contractors have made any representations or promises to Tenant with regard to the Premises or the Shopping
Center or this Lease that have not been expressly stated in this
Lease and, therefore, Tenant hereby waives any and all claims against, or liability of, Landlord and Landlord's employees, agents, and contractors based thereon. Landlord hereby acknowledges that Tenant and its employees and officers have made no representations or promises with regard to Tenant's operations, sales figures or methods of doing business or any other matter except as expressly contained in this Lease, and
Landlord, therefore, hereby waives any claim with respect thereto or based thereon.

     Section XIII.15     Successors and Assigns.  This
Lease and
each of the terms and conditions hereof shall inure to the benefit of, and be binding upon, Landlord, and Landlord's heirs, executors, administrators, successors and assigns.
This Lease
and each of the terms and conditions hereof shall also be binding upon Tenant, and Tenant's heirs, executors, administrators, successors and assigns and shall inure to the benefit of Tenant and only such assigns of Tenant to whom the assignment by Tenant has been made and consented to in accordance with the provisions of Article IX of this Lease.

     Section XIII.16     Survival of Obligations.  All
obligations of each party which by their nature involve performance after the end of the Term, or which cannot be ascertained or have been fully performed until after the end of the Term, shall survive the expiration or earlier termination of this Lease.

     Section XIII.17     Submission of Lease.
Submission of this
Lease by one party to the other for examination or execution does not constitute an offer made, or an option granted, to enter into this Lease.

     Section XIII.18     Memorandum of Lease.  Landlord
and
Tenant agree to execute a memorandum of this Lease, which memorandum shall be substantially in the form attached hereto as
Exhibit F and shall be recorded in the applicable real property records as soon as possible after the date of this Lease.

     Section XIII.19     Attachments.  Attached hereto
and made a
part of this Lease are the following: Exhibits A-G, inclusive.

          IN WITNESS WHEREOF, Landlord and Tenant have caused their duly authorized representatives to execute this Lease as of the date first above written.


                    LANDLORD:
                    EL CORTE INGLES, S.A.

By_____________________


Its:____________________

By:  _______________________


Its:____________________




                     TENANT:

                     GOTTSCHALKS INC.

By:  _______________________


Its:____________________

By:  _______________________


Its:____________________


     EXHIBIT A

     LEGAL DESCRIPTION OF SHOPPING CENTER


     EXHIBIT B

     SITE PLAN OF SHOPPING CENTER

     EXHIBIT C

     SITE PLAN OF PREMISES

     EXHIBIT D

     SCHEDULE OF REA AND RELATED AGREEMENTS

     EXHIBIT E

     DETERMINATION OF FAIR MARKET RENTAL VALUE

1.   Efforts to Agree Upon Fair Market Rental Value.
If pursuant
to the terms of the Lease, Fair Market Rental Value is to be determined with respect to any Renewal Term, Landlord and Tenant shall promptly commence negotiation to reach agreement on Fair
Market Rental Value for the applicable Renewal Term.
If Landlord
and Tenant are unable to reach agreement on Fair Market
Rental
Value within the time period provided in the Lease and the parties wish to proceed with a method of resolving the disagreement regarding Fair Market Rental Value, the terms of
Section 2 below shall apply.

2.   Arbitration Regarding Fair Market Rental Value.

     (a) If Landlord and Tenant are to proceed with the method of determining Fair Market Rental Value under this Exhibit E, then within ten (10) days of the date either Landlord or Tenant delivers written notice to the other party hereto confirming that, pursuant to the terms of the Lease, Fair Market
Rental
Value is to be determined in accordance with the terms of Exhibit
E, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of Fair Market
Rental Value. If the higher of such estimates is not more than one hundred five percent (105%) of the lower of such estimates, then Fair Market Rental Value shall be the average of the two estimates. If one party ("Refusing Party") refuses to simultaneously submit such estimate to the other party
("Other")
within such 10-day period, then the Other may notify the Refusing
Party of the Other's willingness to make such simultaneous submittal. If the Refusing Party fails to make such simultaneous submittal within five (5) business days thereafter, the other party's good faith estimate of Fair Market Rental Value shall be
Fair Market Rental Value.

     (b) If the higher of the estimates is more than one hundred five percent (105%) of the lower of such estimates, then either
Landlord or Tenant may, by written notice to the other at any time within ten (10) days following the exchange of estimates, require that the disagreement be resolved by arbitration. Within seven (7) days after such notice, the parties shall select as an arbitrator a mutually acceptable independent MAI appraiser with experience in real estate activities, including at least ten (10) years experience in appraising anchor store retail space in major regional shopping malls. If the parties cannot agree on an appraiser within such seven (7) day period, then within a second period of seven (7) days, each shall select and inform the other party of an independent MAI appraiser meeting the aforementioned criteria and within a third period of seven (7) days, the two appraisers shall select a panel of three additional appraiser meeting the aforementioned criteria and the three appraisers shall determine Fair Market Rental Value pursuant to this Exhibit
E by majority vote of such three appraisers.  Both
Landlord and
Tenant shall be entitled to present evidence supporting their respective positions to the panel of three appraisers.
If one
party shall fail to make such appointment within said second seven (7) day period, then the appraiser chosen by the other party shall be the sole arbitrator, who shall determine
Fair
Market Rental Value pursuant to this Exhibit E.

     (c) Once the arbitrators have been selected as provided above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the arbitrators shall select one of the two estimates of Fair Market Rental Value submitted by
Landlord and Tenant, which must be the one that is closer to Fair
Market Rental Value as determined by the majority of the arbitrators. The arbitrators' selection shall be binding upon
Landlord and Tenant. The party whose estimate is not chosen by the arbitrators shall pay the costs of the arbitrators and any experts retained by the arbitrators. Any fees of any counsel or expert engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such counsel or expert.

     EXHIBIT F

     FORM OF MEMORANDUM OF LEASE

Recording Requested By And
When Recorded Return To:

Gottschalks Inc.
7 River Park Place East
Fresno, California 93720
Attention:  General Counsel

_________________________________________________________________
_____________


     MEMORANDUM OF LEASE

          THIS MEMORANDUM OF LEASE (this "Memorandum"), dated as of _________, 1998, is entered into by and between El
Corte
Ingles, S.A., a Spanish corporation ("Landlord"), and
Gottschalks
Inc., a Delaware corporation ("Tenant").  Landlord and
Tenant
have entered into that certain Store Lease Agreement dated as of
_____________, 1998 (the "Store Lease"), pursuant to which
Landlord demised and leased to Tenant and Tenant hired from
Landlord the Premises as more particularly described in the Lease
(the "Premises"), which Premises are located on the real property described in Exhibit A attached hereto and made a part hereof.

          LANDLORD AND TENANT AGREE AS FOLLOWS:

          1.   For and in consideration of the rental
reserved
and of the mutual covenants, agreements and conditions set forth in that certain Store Lease, Landlord does hereby lease to Tenant and Tenant does hereby lease from Landlord, upon all terms and conditions set forth in the Store Lease, the Premises.
The
primary term of the Lease is ten (10) years commencing on
__________ and expiring on ____________, 2007.

          2.   On the terms and conditions more
specifically set
forth in the Store Lease, Tenant has certain fixed rights to renew the Term of the Lease as more specifically set forth therein. Specifically, Tenant has been granted four separate options to renew the Term of the Lease, each for an additional period of five (5) years.

          3.   This Memorandum has been prepared to
provide
notice that the Premises are subject to the terms and conditions of the Store Lease, which terms are hereby incorporated into this
Memorandum by this reference. In no event shall the terms of this Memorandum be deemed to modify, amend, limit or otherwise affect the terms and conditions of the Store Lease. In the event of any inconsistency between the terms of this Memorandum and the terms of the Store Lease, the terms of the Store Lease shall control.

          IN WITNESS WHEREOF, Landlord and Tenant have caused their duly authorized representatives to execute this Memo-randum as of the date first written above.

                  LANDLORD:


                  EL CORTE INGLES, S.A.
By:  __________________________________
     Its: ____________________________


                  TENANT:
                  GOTTSCHALKS INC.

By:  __________________________________
     Its: ____________________________


     EXHIBIT A

     Description of Real Property
     EXHIBIT G

     SCHEDULE OF EXISTING MORTGAGES


     A.   Current preliminary title report:

          Title Company:

          Date of report:

          Order No.:


     B.   Existing Mortgages:



     TABLE OF CONTENTS

                                            Page


     ARTICLE I
     DEFINITIONS AND BASIC PROVISIONS          1
     Section 1.1    Definitions                1
     Section 1.2    Effect of Basic Terms      5

     ARTICLE II
     GRANT AND TERM                            5
     Section 2.1    Grant and Term of Lease    5
     Section 2.2    Acceptance of Premises;
                    Quiet Enjoyment.           6
     Section 2.3    Surrender of Premises.     6
     Section 2.4    Holding Over.              7

     ARTICLE III
     MATTERS RELATED TO RECIPROCAL EASEMENT
      AGREEMENT                                7
     Section 3.1    Lease Controls Over REA.   7
     Section 3.2    Covenants Regarding REA.   7

     ARTICLE IV
     RENT AND OTHER CHARGES                    8
     Section 4.1    Minimum Annual Rent        8
     Section 4.2    Percentage Rent            8
     Section 4.3    Utilities Charge          10
     Section 4.4    Common Area Maintenance
                    Costs                     10
     Section 4.5    Taxes                     10
     Section 4.6    Late Payment Charges      11
     Section 4.7    Rent Payments             11

     ARTICLE V
     OPERATION OF PREMISES AND COMMON AREAS   12
     Section 5.1    Permitted Use             12
     Section 5.2    Signs                     12
     Section 5.3    Alterations of Premises   12
     Section 5.4    Use of Common Areas       13
     Section 5.5    Compliance with REA       14
     Section 5.6    Compliance with
                    Requirements              15
     Section 5.7    Liens                     15

     ARTICLE VI
     REPAIRS AND MAINTENANCE                  16
     Section 6.1    Tenant's Obligations      16
     Section 6.2    Landlord's Obligations    17

     ARTICLE VII
     DAMAGE, DESTRUCTION AND CONDEMNATION     17
     Section 7.1    Damage or Destruction     17
     Section 7.2    Condemnation              19

     ARTICLE VIII
     INSURANCE                                20
     Section 8.1    Tenant's Insurance        20
     Section 8.2    Landlord's Insurance      22
     Section 8.3    Waiver of Subrogation     22
     Section 8.4    Governmental and Insurance
                     Requirements             22
     Section 8.5    Indemnification           23
     Section 8.6    Landlord Exculpation      23

     ARTICLE IX
     ASSIGNMENT AND SUBLETTING                24
     Section 9.1    Notice to Landlord        24
     Section 9.2    Landlord's Approval       24
     Section 9.3    Permitted Transactions    25
     Section 9.4    Compliance with REA       25
     Section 9.5    Documentation and
                    Expenses                  25

     ARTICLE X
     DEFAULT                                  26
     Section 10.1   Events of Default         26
     Section 10.2   Remedies                  27
     Section 10.3   Attorneys' Fees           29
     Section 10.4   Agreement to Arbitrate    29
     Section 10.5   No Set-off/Counterclaims  30
     Section 10.6   Right of Redemption       30
     Section 10.7   No Waiver                 30
     Section 10.8   Unperformed Covenants of
                    Landlord May Be
                    Performed By Tenant       31

     ARTICLE XI
     [INTENTIONALLY OMITTED]                  31

     ARTICLE XII
     OPTIONS                                  31
     Section 12.1   Renewal Options           31
     Section 12.2   Lease Terms Applicable    31
     Section 12.3   Rent During Renewal Terms 32
     Section 12.4   Lease Amendment           32

     ARTICLE XIII
     MISCELLANEOUS PROVISIONS                 33
     Section 13.1   Notices                   33
     Section 13.2   Brokers                   33
     Section 13.3   Subordination of Lease    33
     Section 13.4   Unavoidable Delays        34
     Section 13.5   Estoppel Certificates     34
     Section 13.6   Relationship of Parties   34
     Section 13.7   Governing Law;
                    Jurisdiction              35
     Section 13.8   Interpretation            35
     Section 13.9   Captions                  36
     Section 13.10  Partial Invalidity        36
     Section 13.11  Waivers                   36
     Section 13.12  Accord and Satisfaction   36
     Section 13.13  Counterparts              36
     Section 13.14  Entire Agreement          36
     Section 13.15  Successors and Assigns    37
     Section 13.16  Survival of Obligations   37
     Section 13.17  Submission of Lease       37
     Section 13.18  Memorandum of Lease       37
     Section 13.19  Attachments               37


EXHIBITS

EXHIBIT A  LEGAL DESCRIPTION OF SHOPPING
           CENTER                         A-1
EXHIBIT B  SITE PLAN OF SHOPPING CENTER   B-1
EXHIBIT C  SITE PLAN OF PREMISES          C-1
EXHIBIT D  SCHEDULE OF REA AND RELATED
           AGREEMENTS                     D-1
EXHIBIT E  DETERMINATION OF FAIR MARKET
           RENTAL VALUE                   E-1
EXHIBIT F  FORM OF MEMORANDUM OF LEASE    G-1
EXHIBIT G  SCHEDULE OF EXISTING MORTGAGES H-1

EXHIBIT G



     STORE LEASE AGREEMENT




     by and between




     EL CORTE INGLES,

     as "Landlord"


     and


     GOTTSCHALKS INC,

     as "Tenant"




     Dated as of __________, 1998








     Carousel Mall
     San Bernardino, CA



     STORE LEASE AGREEMENT

     Carousel Mall
     San Bernardino, CA


          THIS STORE LEASE AGREEMENT (this "Lease"),
made as of
this ___ day of ___________, 1998, by and between EL
CORTE
INGLES, S.A., a Spanish corporation, having an address
at
Hermosilla, 112, 28009 Madrid SPAIN, Attention:
_______________
("Landlord"), and GOTTSCHALKS INC., a Delaware corporation, having an address at 7 River Park Place East, Fresno,
California
93720, Attention:  General Counsel ("Tenant").

     R E C I T A L S


          A.   Landlord, Tenant and Harris (defined
below) are
parties to that certain Asset Purchase Agreement
(defined below).
Prior to the date hereof, Harris leased the Premises
(defined
below) from Landlord.  Pursuant to the Asset Purchase
Agreement,
Tenant is to purchase certain assets of Harris (defined below).
The Asset Purchase Agreement requires Landlord to terminate
Harris' lease and enter into this Lease with Tenant.

          B.   Concurrently with execution of this
Lease,
Landlord has terminated Harris' lease. Landlord now desires to lease to Tenant, and Tenant desires to lease from Landlord, the
Premises on the terms and conditions hereafter set forth.

          NOW, THEREFORE, in consideration of the
foregoing
Recitals, the receipt and sufficiency of which is hereby acknowledged by each party as of the time of execution and delivery hereof, and in further consideration of the rents reserved and the covenants and conditions set forth herein,
Landlord and Tenant agree as follows:

     ARTICLE I
     DEFINITIONS AND BASIC PROVISIONS

          Section I.1    Definitions.  As used in this
Lease, the
following Terms shall have the meanings set forth below:

                   "Alterations" shall have the meaning
ascribed
thereto in Section 5.3.

                   "Annual Report" shall have the
mean-ing
ascribed thereto in Section 4.2(b).

                   "Asset Purchase Agreement":  That
certain
Asset Purchase Agreement dated as of July 21, 1998, by and among
Tenant, as Buyer, Harris, as Seller, and Landlord, in its capacity as the sole shareholder of Harris, together with all other agreements and documents entered into by Landlord and
Tenant in connection therewith.

                   "Common Areas":  The parking areas,
side-
walks, landscaped areas, courts, malls, roofs, streets, roadways, loading platforms, service area, curbs, corridors, stairways, elevators, escalators, comfort stations, lounges and shelters and all other facilities designated as "Common Areas" under the REA.

                   "Default" shall have the meaning
ascribed
thereto in Section 10.1.

                   "Developer" shall mean the Person
responsible
for managing and maintaining the Common Areas under the REA.

                   "Fair Market Rental Value" shall
mean the
fair market rental value of the Premises, as of the date and for the time period of determination, to be determined in accordance with the terms of Article XII and, as necessary, Exhibit E attached hereto and made a part hereof.

                   "Floor Area" shall have the meaning
given
such term in the REA.

                   "Gross Sales" shall mean the gross
selling
price of all merchandise or services sold in or from the Premises by Tenant, its subtenants, licensees or concessionaires, whether for cash or on credit, adjusted by excluding the following:

          (i)  Any exchange of merchandise between
stores owned
by or affiliated with Tenant where such exchange is made solely for the convenient operation of Tenant's business and not for the purpose of consummating a sale made in, at or from the Premises, or for the purpose of depriving Landlord of the benefit of a sale which would otherwise be made in or at the Premises;

          (ii) Returns to shippers or manufacturers;

          (iii)     Cash or credit refunds to customers
on
transactions (not to exceed the actual selling price of the item returned) otherwise included in Monthly Gross Sales, including, without limitation, (a) sums and credits received in the settlement of claims for loss of or damage to merchandise, to the extent previously reported as part of Gross Sales and
(b) the
price allowed on all merchandise traded in by customers for credit or the amount of credit for discounts and allowances made in lieu of acceptance thereof, but not including any amount paid or payable for what are commonly referred to as trading stamps;

          (iv) Sales of fixtures, machinery, equipment or property which are not stock in trade;

          (v)  Amounts collected and paid by Tenant to
any
government for any sales, excise, luxury, gross receipts taxes or other similar taxes now or hereafter imposed upon the sales of merchandise or services;

          (vi) The amount of any discount on sales to employees;

          (vii)     Interest, service or sales carrying
charges
or other charges, however denominated, paid by customers for extension of credit on sales and where not included in the merchandise sales price;

          (viii)    Receipts from public telephones,
stamp
machines, public toilet locks or vending machines installed solely for use by Tenant's employees; and

          (ix) Gift certificates, or like vouchers, until such time as the same shall have been converted into a sale by redemption.

                   "Harris" means The Harris Company, a
California corporation, a wholly-owned subsidiary of Landlord.

                   "Imposition" shall have the meaning
ascribed
thereto in Section 4.5.

                   "Interest Rate":  The rate of
inter-est per
annum equal to the lesser of: (i) the highest lawful rate of interest that Tenant may be charged; or (ii) the "prime rate" announced from time to time by Chase Manhattan Bank, N.A., New
York, New York, for short-term, unsecured loans to its most credit-worthy customers. In the event Chase Manhattan
Bank, N.A.
shall discontinue reporting its "prime rate" or shall cease to exist, Landlord shall select a substitute bank, and the "prime rate" reported by such bank shall be used for computing interest payable hereunder.

                   "Major" shall mean each of the
parties to the
REA, as more particularly set forth in Exhibit D attached hereto and made a part hereof.

                   "Mortgages" shall have the meaning
ascribed
thereto in Section 13.3.

                   "Notice" shall have the meaning
ascribed
thereto in Section 13.1(a).

                   "Percentage Rent" shall have the
meaning
ascribed thereto in Section 4.2(a).

                   "Permitted Use" shall mean any
lawful use
which complies with the REA and is not prohibited for the
Premises by the REA.

                   "Person" means any individual,
part-nership,
corporation, business trust, joint stock compa-ny, trust, unincor-porated association, joint venture, governmental authority or other entity of whatever na-ture.

                   "Premises":  That certain real
property and
improvements thereon described in Exhibit C attached hereto and made a part hereof.

                   "Prohibited Use" shall mean any use
which is
prohibited for the Premises by the REA.

                   "REA" shall mean that certain
Reciprocal
Easement Agreement and each of the other documents related thereto, as more particularly described in Exhibit D attached hereto and made a part hereof, all as the same may be amended or modified from time to time.

                   "Rent":  Per-centage Rent, utilities
charges,
Impositions, insurance costs and all other amounts and charges payable by Tenant under any provision of this Lease.

                   "Requirements" shall mean all
feder-al, state
and local statutes, laws, ordinances, rules, regulations, autho-rizations and requirements relating to the Premises or the use thereof, including, without limitation, planning, zoning, subdi-vision, environmental, toxic and hazardous waste, health, fire safety and handi-cap access and all encumbrances, covenants, conditions and restrictions, violation of which encumbrances, cove-nants, conditions and restrictions could either create a lien or result in a termination of any agreement benefi-cial to the use or manner of use of the Premises or any portion thereof.

                   "Shopping Center":  The land and
improvements
known as "Carousel Mall", with a street address of 300
North E.
Street, in the City of San Bernardino, County of San
Bernardino,
and State of California, more particularly described in Exhibit A attached hereto and made a part hereof and depicted on the site plan attached hereto as Exhibit B and made a part here-of.

                   "Taking" shall have the meaning
ascribed
thereto in Section 7.2(a).

                   "Tenant's Employees and Invitees"
shall have
the meaning ascribed thereto in Section 5.4.

                   "Term":  The period commenc-ing on
the Term
Commencement Date and expiring on January 30, 1999, as such term may be extended or shortened pursuant to the terms hereof.

                   "Term Commencement Date":
_______________
___, 1998.

                   "Unavoidable Delays" shall have the
meaning
ascribed thereto in Section 13.4.

          Section I.2    Effect of Basic Terms.  Each
of the fore-
going definitions and basic provisions is set forth in this
Article I for convenient reference only and shall be construed in conjunction with, and limited by, references thereto in other provisions of this Lease.

     ARTICLE II
     GRANT AND TERM

          Section II.1   Grant and Term of Lease.

               (a)  Landlord does hereby let and lease
to Tenant
the Premises, together with all right to use the Common
Areas for
the Term, subject to the terms and conditions set forth in this
Lease.

               (b)  Landlord reserves the right to
enter the
Premises at any time in case of emergency and at all other reasonable times and upon reasonable advance notice (i) to inspect the condition of the Premises; and (ii) to make repairs to the building in which the Premises are located, to the extent
Landlord is required to do so, or is otherwise permitted to do so, pursuant to the terms of this Lease.

          Section II.2   Acceptance of Premises; Quiet
Enjoyment.

               (a)  Acceptance of Premises.  Tenant
accepts the
Premises "as-is," but subject to the express representations, warranties and covenants of Landlord set forth in the Asset
Purchase Agreement and in this Lease.

               (b)  Quiet Enjoyment.  Landlord
cove-nants that
Tenant, upon paying the Rent and performing and observing all other terms and conditions of this Lease to be performed or observed by Tenant, shall peace-fully and quietly have, hold and enjoy the Premises and the appurtenances thereto throughout the
Term without hindrance, ejection or molestation by Landlord or any other person or entity lawfully claiming through Landlord or claiming paramount title to Landlord, subject only to the terms of this Lease, the REA and any Mortgage or ground lease to which this Lease is subordinate.

          Section II.3   Surrender of Premises.  Upon
the expira-
tion or earlier termination of the Term, Tenant shall deliver up and surrender to Landlord possession of the Premises, including all alterations, additions, improvements and fixtures, other than
Tenant's trade fixtures, in good order, condition and state of repair, ordinary wear and tear excepted, and shall deliver all keys to the Premises to the office of Landlord at the Shopping
Center or as otherwise directed by Landlord. Tenant shall have fifteen (15) days after the date the Term of this Lease expires or earlier terminates to remove its personal property, trade fixtures; provided, however, that (a) Tenant shall repair all damage to the Premises resulting from or arising out of such removal, (b) during such period Tenant shall perform and be liable for all obliga-tions and condi-tions imposed on Tenant hereunder except for the payment of Rent, including, without limitation, maintenance, repair, apportionment of taxes, maintenance of insurance, compliance with Requirements and assumption of liability for the Premises. The obligations set forth in the preceding sentence shall survive the termination of this Lease. Any property of Tenant not removed from the Premises within such fifteen (15) day period shall be deemed abandoned. In addition to all other remedies available, Landlord may, but shall not be obligated to, retain or dispose of any or all such property without liability to Tenant. In the event that Landlord elects to dispose of such property, Landlord shall so notify
Tenant, and Tenant shall, no later than ten (10) days after such notice, remove all such property from the Premises;
provided,
however, that if Tenant fails to so remove such property, then
Landlord may do so, and Tenant shall pay to Landlord, on demand, all costs and expenses incurred by Landlord in disposing of such property, including, without limitation, reasonable attorneys' fees and disbursements, together with interest thereon, calcu-lated at the Interest Rate, from the date Landlord ex-pended such amounts.

          Section II.4   Holding Over.  If not sooner
terminated,
this Lease shall end on the date set forth in Section
1.1 without
the necessity of notice from either Landlord or Tenant to terminate this Lease, Tenant hereby waiving notice to vacate the
Premises. If Tenant, or any party claiming under Tenant, includ-ing, without limitation, subtenants, licensees or conces-sionaires, re-mains in possession of the Premises or any part thereof after the expiration or termination of this Lease, no tenancy or interest in the Premises shall result there-from but such holding over shall, at Landlord's option, be deemed a month-to-month tenancy and, otherwise, shall be an unlawful detainer and all such parties shall be subject to immediate eviction and removal. As Landlord's sole remedy for such holding over, Tenant shall pay to Landlord for any full or partial month
Tenant holds
over in the Premises after the expiration or termination of this
Lease a sum equal to one hundred fifty percent (150%) of the
Percentage Rent paid or payable by Tenant under this Lease with respect to the last full month of the Lease Term.

     ARTICLE III
     MATTERS RELATED TO RECIPROCAL EASEMENT AGREEMENT

          Section III.1  Lease Controls Over REA.  As
between
Landlord and Tenant, the terms and provisions of this Lease shall control notwithstanding any conflict with the provisions of the
REA. Tenant shall be fully liable for the performance of all obligations under the REA in accordance with all of the terms and provisions thereof, to the extent that Tenant has expressly assumed responsibility for the performance of any such obligations under the terms of this Lease. Landlord is and shall remain fully liable for the performance of all of Landlord's obligations under the REA in accordance with all of the terms and provisions thereof, to the extent that Tenant has not expressly assumed responsibility for the performance of any such obligations under the terms of this Lease.

          Section III.2  Covenants Regarding REA.
Landlord will
fully and faithfully carry out and perform the terms, covenants, provisions and conditions of the REA to be performed by the
Landlord. Tenant will fully and faithfully carry out and perform the terms, covenants, provisions and conditions of the REA which, under the express terms of this Lease, are to be performed by the
Tenant. Landlord will exert its best efforts in exercising all
Landlord's rights and remedies under the REA to enforce performance of all terms, covenants, provisions, and conditions of the REA; and Landlord will not take any of the actions requiring Landlord's approval thereunder, without first having delivered to Tenant a copy of the request for approval and any documentation or material as to which such approval is requested or required and thereafter obtained Tenant's written approval thereof, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord will not enter any agreement amending, supplementing or cancelling the REA without first obtaining Tenant's prior written approval thereto, which approval shall not be unreasonably withheld, conditioned or delayed.
Landlord hereby appoints Tenant as Landlord's true and lawful attorney-in-fact to take in Landlord's name whatever reasonable action Tenant may deem appropriate to enforce performance of the terms of the REA and to avail itself on Landlord's behalf of any remedy therein granted Landlord in the event (i) Tenant shall notify Landlord that the obligations under the REA are not being properly performed and (ii) Landlord shall fail to take action to
Tenant's reasonable satisfaction within a reasonable time after receiving notice thereof.

     It is the intent of the parties to this Lease that this
Lease and the REA are and shall remain mutually dependent and co-existent documents. Tenant shall have the right (in its sole and absolute discretion) to terminate this Lease by giving
Landlord
notice to such effect within ninety (90) days after the REA shall, under its express terms and conditions, expire or terminate or be cancelled, and this Lease shall terminate on the last day of the month next succeeding the month in which such notice is given.




     ARTICLE IV
     RENT AND OTHER CHARGES

          Section IV.1   [Intentionally Omitted]

          Section IV.2   Percentage Rent.

               (a)  Formula for Calculation.  Tenant
covenants
and agrees to pay to Landlord as rent for each Term the sum of
Three percent (3.0%) of the amount of Tenant's Gross
Sales for
the Term ("Percentage Rent"), provided, however, that the
Percentage Rent payable hereunder shall be reduced by the amount of any Operating Loss, as defined below. Percentage
Rent shall
be payable, in arrears, on or before March 10, 1999.
"Operating
Loss" means the excess, if any, of Fully Allocated
Costs, as
defined below, over Gross Sales.  "Fully Allocated
Costs" means
the sum of all costs and expenses of every kind and nature incurred by Tenant in connection with the Premises or the business conducted thereon, including, without limitation:

                    (i)  Sums payable by the Tenant
under the
terms of this Lease (including Percentage Rent).

                    (ii)  Other costs incurred by
Tenant in
performing or complying under this Lease.

                    (iii)  Other costs incurred by
Tenant in
maintaining and repairing the Premises and any and all fixtures, equipment or property therein.

                    (iv)  Tenant's cost of all
merchandise sold
in or from the Premises.

                    (v)  Compensation and benefits to
Tenant's
employees working at the Premises. "Compensation and benefits" include, without limitation, (A) wages, salaries, and bonuses,
(B) all contributions made and taxes paid with respect to employees (such as social security contributions, and employment taxes and workers' compensation payments) and (C) health insurance, 401K matching contributions, sick leave, vacations and pensions.

                    (vi)  Sums payable by Tenant
pursuant to that
certain Third Amendment to Lease dated July 8, 1998 by and between Tenant and Mano Management Company, Inc., a
Delaware
corporation (relating to Tenant's existing Downtown San
Bernadino
store).

                    (vii)  The prorated portion of the
following
items of Tenant's general overhead for Tenant's fiscal year 1998 allocable to the Premises: (A) inventory carrying charges (i.e., interest paid on inventory financing); (B) distribution costs
(including the cost of operating distribution centers);
and (C)
advertising and marketing expenses. Such corporate overhead items shall be prorated by multiplying such corporate overhead by the fraction which is the number of days in the Term divided by
365. Such corporate overhead items shall be allocable to the
Premises based on the ratio that the gross sales in or from the
Premises bears to the gross sales of all stores operated by
Tenant.

               (b)  Report.  On or before March 10,
1999, Tenant
shall furnish Landlord with a written state-ment (the
"Report"),
certified by Tenant's chief financial officer or comptroller, of total Gross Sales made from the Premises during the Term, which
Report shall contain Tenant's computation of Percentage
Rent.
The Report shall be in form reasonably satisfactory to Landlord and shall contain such details and breakdown as may accurate-ly depict Gross Sales.

               (c)  Records.  Tenant shall maintain at
the
Premises or at its principal record keeping office within the continental United States at all times during the Term, full, complete and accurate books of account and records in accordance with accepted accounting practices consis-tently applied for all operations of the business con-ducted in or from the Premises, including the recording of Gross Sales and the receipt of all merchandise into, and the delivery of all merchandise from, the
Premises during the Term, and shall retain such books and records, copies of all tax reports and tax returns submitted to taxing authorities, as well as copies of contracts, vouchers, checks, inventory records, electronic data recordings and other documents, recordings, and papers in any way related to the operation of such business for at least one (1) year from the end of the Term, or, if any audit is required or a controversy should arise between the parties hereto regarding the Rent payable hereunder, until such audit or controversy is terminated, even though such retention period may extend beyond the expira-tion of the Term or earlier termination of this Lease.

               (d)  Review of Books and Records.  The
acceptance
by Landlord of pay-ments of Percentage Rent or any Report pursuant to Section 4.2(b) above shall not prejudice
Landlord's
right to examine Tenant's books, records and accounts in order to verify the amounts set forth thereon. Landlord may at any reason-able time during the Term, or within one (1) year after the Term
(but not more than once) cause a complete or partial audit to be made of Tenant's books, records and other documents relating to the Premises, including the books and records of any subtenant, licensee or concessionaire. Landlord or its duly authorized representa-tives shall have full and free access to such books and records and the right to require of Tenant, its agents and employees, such information or explanation with respect to such books and records as may be neces-sary for a proper examination and audit thereof. If such audit discloses an understatement in an Report of Gross Sales, Tenant shall pay the deficiency in
Percent-age Rent with, interest thereon calculated at the Inter-est Rate, and, if Gross Sales have been understated in any Report by four percent (4%) or more, Tenant shall pay to Landlord, as
Rent, the cost of said audit, upon demand.

               (e)  Confidentiality.  Any information
regarding
Tenant's business operations delivered to or made available to
Landlord, or otherwise obtained by Landlord in the exercise of its rights under subsection (d), above, shall be held in strictest confidence by Landlord. Landlord shall disclose such information only to its accountants, attorneys and other consultants and shall require all such parties to keep all information regarding Tenant strictly confidential.
Nothing in
this subsection (e) prohibits Landlord from disclosing such material when ordered to do so by a court of competent jurisdiction, or when necessary to properly plead or prosecute a legal action brought by Landlord against Tenant for nonpayment of
Percentage Rent.

          Section IV.3   Utilities Charge.

               (a) Tenant shall apply to the
municipality or
respective utilities companies for all required utility services to the Pre-mises. Tenant shall pay all required deposits and meter charges for utilities to the Premises to the respective utility supplier(s).

               (b)  Tenant shall pay promptly, as and
when same
shall become due, all water rents, rates and charges, all sewer rents, rates and charges and all charges for electricity, gas, heat, steam, hot and/or chilled water, air conditioning, ventilating, lighting systems, sprinkler systems and all other utilities sup-plied to the Premises.

          Section IV.4   Common Area Maintenance Costs.
Tenant
shall pay, as Rent, Common Area Maintenance charges as specified in the REA or any lesser amount specified in a separate letter thereunder. Tenant shall pay Common Area Maintenance charges as referenced herein within thirty (30) days after Tenant has received a bill therefor.

          Section IV.5   Taxes.

               (a) Tenant shall pay before delinquency
all real
and personal property taxes, general and special assessments, and other public charges levied upon or assessed against the
Premises, the land thereunder, or any of the building structures, fixtures, equipment, or improvements thereon
(collectively, "Impo-
sitions"). Tenant shall deliver to Landlord reasonable evidence of payment prior to the time said Impositions have become delinquent.

               (b)  Any Imposition relating to a fiscal
period of
the taxing authority, a part of which period is included within the Term of this Lease and a part of which is included prior to the beginning of the Term of this Lease or after the termination of this Lease shall (whether or not such Imposition shall be paid, assessed, levied or imposed upon or become due and payable and a lien upon the Premises or a part thereof during the term of this Lease) be adjusted as between Landlord and Tenant as of the
Term Commencement Date or as of the date of the termination of the Term of this Lease, as the case shall require, so that
Landlord shall pay that proportion of such Imposition which that part of such fiscal period included in the period of time prior to the commencement or after the termination of the Term, as the case may be, bears to such fiscal period, and Tenant shall pay the remainder thereof.

               (c)  In the event Landlord is unable to
secure
separate tax bills for Tenant as herein described, then
Tenant
shall pay to Landlord, prior to such time as said
Impositions
would be due and payable, all Imposi-tions attributable to the
Premises. Personal property taxes shall be allocated directly to
Tenant's personal property. Real property taxes will be allocated by virtue of the ratio of the Floor Area of the
Premises to the total gross leasable area in the Shopping Center, which said gross leasable area shall not include any part of the
Common Area in the Shopping Center, being assessed on the tax bill which relates to the Premises.

               (d)  If Tenant fails to pay any such
taxes,
assessments or other public charges which it is obligated to pay as provided in this section before the same become delinquent, then and in such event, Landlord may pay the same together with any interest and penalties thereon, and the amount so paid shall be deemed addition-al Rent immediately due and payable by Tenant to Landlord on demand, together with interest thereon at the
Interest Rate.

               (e)  Anything in this section to the
con-trary
notwithstanding, Landlord agrees that Tenant shall have the right, at Tenant's sole cost and expense, to contest the legality or validity of any Impositions payable by Tenant, but no such contest shall be carried on or maintained by Tenant after such
Impositions become delinquent unless Tenant shall have duly paid the amount involved under protest or shall procure and maintain a stay of all proceedings to enforce any collection thereof and any forfeiture or sale of the leased property, and shall also provide for payment thereof together with all penalties, interest, costs and expenses by deposit of a sufficient sum of money or by a good and sufficient undertaking as may be required by law to accom-plish such stay. Landlord shall, at the request of Tenant and at
Tenant's sole expense, execute or join in the execution of any instrument of documents necessary in connection with any such contest except bonds of undertakings. In the event of any such contest made by Tenant, Tenant shall promptly, upon final deter-mination thereof, pay and discharge the amount indicated or resulting from said contest, together with any penalties, fines, interest, costs and expenses that may have accrued thereon.

          Section IV.6   Late Payment Charges.  Late
pay-ments of
Rent or any other sum due from Tenant hereunder, including all amounts paid by Landlord on behalf of Tenant to satisfy any condition or covenant of this Lease and all costs incurred by
Landlord in enforcing the terms of this Lease, shall bear interest from the date Tenant receives written notice of such late payment or default (as applicable) until paid at the
Interest Rate.

          Section IV.7   Rent Payments.  All Rent
payable by
Tenant under this lease shall be paid in United States
Dollars
without prior demand therefor and without any deductions, offsets or counterclaims except those expressly permitted under the terms of this Lease, to Landlord and shall be delivered on or before the due date thereof at
_______________________________________________, or to
such other
payee and at such other place as Landlord may hereafter designate from time to time by written notice to Tenant.
Notwithstanding
anything to the contrary in this Lease, Tenant may withhold any portion of Rent which Tenant is required to withhold by virtue of
Landlord's status as a foreign person under Section
1445 of the
Internal Revenue Code or other applicable law.

     ARTICLE V
     OPERATION OF PREMISES AND COMMON AREAS

          Section V.1    Permitted Use.

               (a) Tenant shall use the Premises only
for the
Permitted Use and for no other purpose whatsoever.

               (b)  Tenant covenants that Tenant shall
not use or
allow the Premises or any part thereof to be used or occupied for any Prohibited Use or any immoral or unlawful purpose or in violation of any certificate of occupancy or certificate of compliance for the Premises.

          Section V.2    Signs.  Tenant shall have the
right,
without Landlord's consent, to erect any and all signs on or about the Premises it elects, provided that such signage complies with the REA and all Requirements. From time to time upon
Tenant's request, Landlord covenants to assist Tenant
(at no cost
or expense to Landlord) in processing any and all approvals necessary for Tenant to erect such signage.

          Section V.3    Alterations of Premises.

               (a) All changes, alterations or
modifications to
the Premises (collectively, "Alterations") shall be made in accordance with this Section 5.3. Tenant shall have the right to perform non-structural modifications to, remodel and redecorate, retexturize, recarpet and repaint the Premises without obtaining the prior written consent of Landlord; provided (i) the proposed
Alteration does not affect the exterior appearance of the
Premises, including, without limitation, the storefront or the storefront sign of the Premises, or the roof, foundation, supports or structural integrity of the building of which the
Premises is a part; (ii) Tenant submits an information copy of all remodeling plans to Landlord at least thirty (30) days prior to the date any such work is scheduled to commence;
(iii) the
total cost of all work involved in the Alteration does not exceed
Three Hundred Thousand Dollars ($300,000) in any one project or an aggregate amount of Six Hundred Thousand Dollars
($600,000);
and (iv) such work does not violate any code, ordinance or
Requirement and does not cause Landlord's insurance rates to increase. Except for the foregoing, Tenant shall not make any
Alterations to any portion of the Premises without, in each instance, obtaining Landlord's prior written consent.

               (b)  All work ("Work") pertaining to any
Alteration to the Premises, including, without limitation,
Tenant's Work, shall comply with the following:

                    (i)  No Work shall be undertaken
until Tenant
shall have procured and paid for, so far as the same may be required, from time to time, all permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction. Provided no default exists hereunder, Landlord shall join in the application for such permits and authorizations whenever such action is necessary; provided, however, that
Landlord shall not incur any expense or be subject to any liability as a result of joining in any such application. Within ten (10) days after completion of the Work, Tenant shall deliver to Landlord a certificate of occupancy or such similar certificates as may be required or customary by applicable laws and legal requirements.

                    (ii) All Work shall be performed
promptly and
in a good and workmanlike manner and in compliance with all applicable permits and laws, and in accordance with the orders, rules and regulations of the National Board of Fire
Underwriters
or any other body hereafter exercising similar functions.

                    (iii)     The cost of any Work
shall be paid
promptly by Tenant so that the Premises shall at all times be free and clear of liens for labor and materials supplied or claimed to have been supplied in connection therewith.

                    (iv) Tenant shall carry, or shall
cause to be
carried, worker's compensation insurance covering all persons employed in connection with any Work and with respect to whom death or bodily injury claims could be asserted against Landlord,
Tenant or the Premises, and, without duplication of any insurance required by Article VIII hereof, adequate all-risk and builders risk insurance for the mutual benefit of Tenant and Landlord in amounts satisfactory to Landlord and, at Landlord's request, such other insurance in favor of Landlord in types and amounts as are reasonable and customary, all at Tenant's expense, at all times when any such Work is in progress; provided, however, that Tenant shall be fully liable for any failure to maintain such insurance, including, without limitation, Tenant's obligation to indemnify
Landlord for the failure to maintain insurance in accordance with the provisions of this Lease. All such insurance shall be provided by a company or companies of recognized responsibility and reasonably satisfactory to Landlord, and all policies or certified copies of policies issued by the respective insurers, bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Landlord of such payment, shall be delivered to Landlord prior to the commencement of any Work.

          Section V.4    Use of Common Areas.

               (a)  All Common Areas shall be subject
to the
exclusive control and management of Developer as set forth in the
REA. Tenant and Tenant's officers, directors, employees, agents, subtenants, contractors, subcontractors, concessionaires and licensees, and to the officers, directors, employees and agents of Tenant's subtenants, concessionaires and licensees, and to the customers, patrons and business invitees of Tenant and of
Tenant's subtenants, concessionaires and licensees
(hereinafter,
collectively, "Tenant's Employees and Invitees") shall have the non-exclusive right to use (without cost or expense to Tenant or
Tenant's Employees or Invitees other than as expressly provided in this Lease) the Common Areas for the purpose of gaining ingress to and egress from the Premises, for the passage and parking of vehicles, and for the passage and accommodation of pedestrians, such right to be in common with Landlord and those occupants (and the employees and invitees of such occupants) of the Shopping Center from time to time authorized to use said common areas for such purposes.

               (b)  Notwithstanding anything to the
contrary
contained in Section 5.4(a) hereof, Landlord shall exercise best efforts to cause Developer to maintain, manage and operate the
Common Areas (including, but not by way of limitation, the parking area) in good order, condition and repair in conformity with the REA so as to at all times maintain an appearance and attractiveness reasonably equivalent to the level of same existing as of the date hereof. Developer's obligations to be enforced by Landlord pursuant to the preceding sentence in respect of the maintenance, management and operation of the
Common Areas shall include, but not be limited to, the following:

                    (i)  Undertaking such maintenance
and
construction work (including replacements as required) as is necessary to preserve and maintain the utility of the Common
Areas;

                    (ii) The care and maintenance of
all
identification signs and all planters (including those adjacent to the Premises but excluding any signs and planters of Tenant) and landscaping at the Shopping Center;

                    (iii)     The adequate illumination
of the
Common Areas at all times of darkness that Tenant is open for business (plus a period of one-half hour after Tenant closes for business);

                    (iv) The payment prior to
delinquency of all
real estate and personal property taxes and assessments levied on the Common Areas;

                    (v)  The removal of dirt and debris
and
rubbish (including the regular sweeping of the parking area and all sidewalks); and

                    (vi) The operation, management and
maintenance of the enclosed mall, including the heating, ventilating, air-conditioning, lighting and housekeeping of the same and the maintenance (and replacement as required) of landscaping therein.

          Section V.5    Compliance with REA.  Tenant
shall abide
by the terms of the REA. Landlord agrees that it will not change, amend or alter (or agree or consent to change, amend or alter) any term or condition of the REA without the prior written consent of Tenant, which consent shall not be unreasonably withheld.

          Section V.6    Compliance with Requirements.

               (a) Insofar as the same relate to or are caused by
Tenant's occupancy and use of the Premises, and Tenant's other activities under this Lease, throughout the Term, Tenant shall, at Tenant's sole cost and expense, promptly comply with all present and future Requirements applicable to the Premises, subject, however, to Tenant's rights to contest any such
Requirements, as set forth in clause (b) below. Tenant shall likewise comply with the provisions of all of Tenant's insurance policies required to be maintained hereunder or otherwise carried by Tenant with respect to the Premises from time to time.

               (b)  Tenant shall have the right, after
prior
notice to Landlord, at Tenant's sole cost and expense, to contest by appropriate legal proceedings diligently prosecuted in good faith, in the name of Tenant, the validity or application of any
Requirements; provided, however, that Tenant may delay compliance therewith until the final determination of such proceeding only if by the terms of any such Requirements, compliance therewith pending the prosecution of any such proceeding may legally be delayed without subjecting Landlord to the risk of any criminal liability, or imminent forfeiture of its estate, for failure so to comply therewith, and provided further that if any fine, lien, charge or civil liability may be incurred by reason of such non-compliance, provided that (i) Tenant furnishes to Landlord security satisfactory to Landlord, against such fine, lien, charge or civil liability in accordance with Section
5.7, and
(ii) Tenant shall be solely responsible for payment of such fine, lien, charge or civil liability and shall indemnify, defend and hold Landlord harmless with respect thereto.

          Section V.7    Liens.

               (a)  Tenant agrees that it will pay or
cause to be
paid all costs for work done by it or caused to be done by it on the Premises of a character which will or may result in liens on
Landlord's reversionary estate therein, and Tenant shall keep the
Premises free and clear of all mechanics' liens and other liens on account of work done for Tenant or persons claiming under it.
If any such lien shall at any time be filed against the Premises,
Tenant shall either cause the same to be discharged within thirty
(30) days after the recording thereof, or, if Tenant, in Tenant's discretion and in good faith, determines that such lien should be contested, shall furnish such security as may be necessary or required to prevent any foreclosure proceedings against the
Premises during the pendency of such contest.  If
Tenant shall
fail to furnish such security, then, in addition to any other right or remedy of Landlord resulting from Tenant's said default,
Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due, procuring the discharge of such lien by giving security, or in such other manner as is, or may be, prescribed by law. Tenant shall repay to Landlord, as Rent, on demand, all sums disbursed or deposited by Landlord pursuant to the provisions of this Section
5.7,
including all costs, expenses and attorneys' fees incurred by
Landlord in connection therewith. Nothing contained herein shall imply any consent or agreement on the part of Landlord to subject
Landlord's estate to liability under any mechanics' lien or other lien law.

               (b)  Should any claims of lien be filed
against
the Premises or any action affecting the title to the Premises be commenced, the party receiving notice of such lien or action shall forthwith give the other party written notice thereof.
Landlord or its representative shall have the right to post and keep posted upon the Premises notices of nonresponsibility or such other notices which Landlord may deem to be proper for the protection of Landlord's interest in the Premises.
Tenant shall,
before the commencement of any work which might result in any such lien, give to Landlord advance written notice of its intention to do so in reasonably sufficient time to enable the posting of such notices.

     ARTICLE VI
     REPAIRS AND MAINTENANCE

          Section VI.1   Tenant's Obligations.  Tenant
shall at
all times keep the leased Premises, including maintenance of entrances and all partitions, doors, windows, fixtures, equipment and appurtenances thereof (including lighting and plumbing fixtures) in good order, condition and repair
(including
reasonably periodic interior painting), damage by casualty excepted, except for structural portions of the Premises, which shall be maintained by Landlord as set forth below. It is also agreed that the Tenant will maintain and repair the heating, ventilating, and air conditioning units, excluding replacement of compressors and major component parts, it being agreed that
Tenant shall only be obligated to pay for reasonable and necessary routine repairs to such systems and equipment to keep them in good working condition but not for any more extensive repairs or replacements.

          Section VI.2   Landlord's Obligations.
Notwithstanding
anything to the contrary herein, it is understood and agreed that
Landlord shall be responsible throughout the Term for maintaining and repairing all structural portions of the Building, including the roof, walls, glass and other load-bearing portions of the structure. Landlord shall also be responsible for any necessary replacements of any essential building systems, including, without limitation, heating, ventilation and air conditioning
(HVAC) systems, plumbing, electrical and sewage systems.
Landlord shall be responsible for any necessary repairs to the heating, ventilating, and air conditioning units, excluding replacement of compressors and major component parts, which are more extensive than the reasonable and necessary routine repairs for which Tenant is responsible pursuant to Section
6.1.
Landlord shall not be required to make repairs to the extent made necessary by reason of Tenant's negligent or intentional acts or omissions to act. The parties acknowledge that, in light of the very short term of this lease, Landlord may reasonably elect to perform temporary repairs to systems and equipment where more permanent repairs, or replacement might be more customary or economical if the lease were of a longer term. Tenant agrees that Landlord may elect such temporary measures so long as the service provided to the Premises and Tenant's business by such equipment or system is not materially adversely affected.

     ARTICLE VII
     DAMAGE, DESTRUCTION AND CONDEMNATION

          Section VII.1  Damage or Destruction.

               (a)  Tenant shall give Landlord prompt
notice of
any damage to the Premises by fire or other casualty.

               (b)  If the Premises shall be rendered
wholly
untenantable by casualty, unless terminated pursuant to Section
7.1(d) hereof, this Lease shall remain in full force and effect except that Rent shall fully abate commencing on the date of loss and continuing until the earlier to occur of: (i) the date
Tenant reopens the Premises for business, which reopening
Landlord and Tenant shall diligently work together to expedite, or (ii) the date forty five (45) days after Landlord completes the restoration, pursuant to Section 7.1(e), of the structural elements of the building of which the Premises form a part.

               (c)  If only a portion of the Premises
shall be
rendered untenantable, unless terminated pursuant to Section
7.1(d) hereof, this Lease shall remain in full force and effect except that Rent shall partially abate commencing on the date of loss and continuing until the earlier to occur of: (i) the date
Tenant reopens the repaired portion of the Premises for business, which reopening Landlord and Tenant shall diligently work together to expedite, or (ii) the date forty five (45) days after
Landlord completes the restoration, pursuant to Section
7.1(e),
of the structural elements of the building of which the Premises form a part. In such event, the Rent shall be reduced to an amount computed by multiplying the Rent applicable prior to such damage by a fraction, the numerator of which is the Floor Area of the Premises tenantable after such damage and the denominator of which is the Floor Area of the Premises prior to such damage.

               (d)  If any portion of the Premises
shall be
rendered untenantable, or if there shall be damage to the
Shopping Center, by fire or other casualty, whether or not the
Premises is affected thereby, either party shall have the option to terminate this Lease. Said option shall be exercised, if at all, by notice to the other party on or before the ninetieth
(90th) day after the date of loss and, if exercised, shall be effective on the last day of the first (1st) full calendar month falling at least sixty (60) days after such notice.

               (e)  If there shall be damage to the
Premises by
fire or other casualty and this Lease is not terminated, Landlord shall promptly commence and diligently prosecute the restoration and repair of the structural elements of the building in which the Premises are located, including all exterior walls, roofs, floors and supports to structurally sound condition, prepared for
Tenant's restoration of the interior portions of the Premises as set forth below. Upon receipt of the repaired structural elements of the building in which the Premises are located,
Tenant shall, at Tenant's sole cost and expense, promptly commence and diligently prosecute the restoration and repair of the nonstructural and interior portions of the Premises, including, without limitation, all internal partitions, fixtures, trade fixtures, shelving, casework, furniture and furnishings used in connection with the operation of Tenant's business in the
Premises, as nearly as practicable to their respective conditions prior to such damage.

          Section VII.2  Condemnation.

               (a)  The term "Taking" as used in this
Section
7.2, shall mean an appropriation or taking under the power of eminent domain by any public or quasi-public authority or a voluntary sale or conveyance in lieu of condemnation but under threat of condemnation.

               (b)  In the event of a Taking of the
entire
Premises, this Lease shall terminate and expire as of the date possession is delivered to the condemning authority and Landlord and Tenant shall each be released from any liability accruing pursuant to this Lease after such termination.

               (c)  If there is a Taking of (a) more
than twenty-
five percent (25%) of the Premises, or (b) any portion of the
Building and, regardless of the amount taken, if the remainder of the Building is not one undivided structure, either
Landlord or
Tenant may terminate this Lease as of the date Tenant is required to vacate the Premises upon giving notice in writing of such election within thirty (30) days after receipt of Tenant from
Landlord of written notice that a portion of the Premises has been so appropriated or taken.

               (d)  If this Lease is terminated as a
result of a
Taking, Tenant shall be entitled to any separate award made to
Tenant for relocation costs, good will and any of Tenant's fixtures and equipment which are not capable of removal from the
Premises; provided such separate award does not diminish
Landlord's award. Subject to the foregoing, Landlord shall be entitled to the entire awarded or compensation in such condemnation proceedings, or settlement in lieu thereof, irrespective of whether such award or settlement shall be obtained as compensation for diminution in value to the leasehold or the leasehold improvements thereto or to the fee of the
Premises, but the Percentage Rent and any other Rent for the last month of Tenant's occupancy shall be prorated and Landlord shall refund to Tenant any Percentage Rent and other Rent paid in advance. Notwithstanding the foregoing and subject to Section
2.3, in the event this Lease is terminated as provided above,
Tenant may remove all of its removable trade fixtures, furniture and equipment from the Premises, provided that Tenant immediately repairs any damage occasioned to the Premises by reason of such removal so as to leave the Premises in a neat and clean condition. Notwithstanding the foregoing, in no event shall
Tenant be entitled to any portion of any award or compensation, if following the payment of such sum to Tenant, there would not be sufficient funds or proceeds to pay the unpaid principal balance of any obligation of Landlord secured by a deed(s) of trust or mortgage(s) on the fee interest in the Premises and/or the Building.

               (e)  In the event of a Taking, if
Landlord and
Tenant elect not to so terminate this Lease as provided above (or have no right to so terminate), Tenant agrees, at Tenant's cost and expense (subject to Tenant's rights hereunder) as soon as reasonably possible after the Taking, to restore the Building on the Land remaining to a complete unit of like quality and character as existed prior to the Taking. In such event, Tenant shall be entitled to receive any and all award of compensation in connection with such Taking until Tenant has received funds sufficient to complete such restoration, and Landlord shall be entitled to receive the remaining portion of the total award of compensation.

     ARTICLE VIII
     INSURANCE

          Section VIII.1 Tenant's Insurance.

               (a) Tenant shall carry, from and at all
times
after the date hereof, at Tenant's sole cost and expense, the following insurance:

                    (i)  public liability and property
damage
insurance covering the Premises and Tenant's use thereof against claims for personal injury or death and property damage occurring in, on or about the Premises and affording protection to the limits of not less than Three Million Dollars
($3,000,000) per
occurrence with respect to any one (1) bodily injury or damage to property, which insurance shall, in addition, extend to any liability of Tenant arising out of the indemnities contained in
Section 8.5 by contractual liability endorsement. All liability policies shall contain a so called "occurrence clause";


                    (ii) fire and casualty insurance
covering the
Premises, in an amount equal to ninety percent (90%) of the replacement cost thereof (excluding foundations and footings);

                    (iii)     fire insurance with
extended
coverage, covering such items of Tenant's merchandise, inventory, signs, furniture, trade fixtures, equipment, leasehold improvements and other property of Tenant, now or hereafter placed in, on or about the Premises in an amount equal to ninety percent (90%) of the replacement cost thereof;

                    (iv) in the event Tenant installs
in,
adjoining or beneath the Premises any steam boiler or similar equipment, broad form boiler insurance;

                    (v)  earthquake insurance in an
amount equal
to one hundred percent (100%) of the replacement cost of the
Premises, to the extent the same is available at commercially reasonable rates and with deductibles of commercially reasonable amounts (it being agreed that Tenant may maintain required earthquake coverage through a blanket policy covering several (or all) store locations owned or affiliated with Tenant and having a maximum aggregate coverage limit of Twenty Million
Dollars
($20,000,000)); and

                    (vi) such other insurance as may in
Tenant's
reasonable judgment be prudent to carry from time to time.

               (b)  All insurance policies required to
be carried
by Tenant shall be issued by companies with a general policyholder's rating of not less than "A" and a financial size rating of "VI" as rated in the most current available
"Best's
Insurance Reports", and qualified to do business in the State of
California. Each insurance policy shall name Landlord, Tenant and Mortgagee as insureds as their interests may appear and, to the extent possible, any other parties in interest from time to time designated in writing by notice from Landlord to Tenant.
Executed copies of each insurance policy, duplicate originals or original certificates thereof (provided that such certificates shall evidence all of the required coverage herein provided) shall be delivered by Tenant to Landlord within ten
(10) days
after delivery of possession of the Premises to Tenant and thereafter within thirty (30) days prior to the expiration of prior policies. All insurance policies shall contain a provision that the underwriter will give Landlord and Mortgagee at least thirty (30) days prior written notice of any cancellation or lapse of such insurance or the effective date of any reduction in the amounts thereof or increase of the deductible. All insurance policies shall be written as primary policies which do not contribute to, and are in excess of, any coverage which Landlord may carry. All insurance policies shall contain an agreement by the insurers that the coverage afforded thereby shall not be affected by any construction work in or about the Premises and that no act or omission by the Tenant shall impair or affect the rights of the Landlord to receive and collect the proceeds under the policies.

               (c)  Any insurance required to be
carried by
Tenant may be provided under a blanket policy of insurance covering additional items or locations or insureds;
provided,
however, that: (i) Landlord and Mortgagee shall be named as an additional insured thereunder (or covered by broad form
Landlord
endorsement or contractual coverage); (ii) any such blanket policy or policies shall specify total insurance allocated to
Tenant's improvements and property; and (iii) the requirements for Tenant's insurance set forth herein are otherwise satisfied.
Tenant agrees to use its best efforts to ensure that the coverage afforded Landlord and any such other parties in interest under any future blanket policy of insurance will not be diminished by reason of the use of such blanket policy of insurance, and Tenant shall expend commercially reasonable amounts in connection with obtaining such coverage.

               (d)  The deductibles and self-insured
retentions
included in Tenant's insurance policies shall be in amounts as may be commercially reasonable from time to time.

               (e)  If Tenant refuses or neglects to
secure and
maintain insurance policies complying with the provisions of this
Section 8.1, Landlord may secure the appropriate insurance policies and Tenant shall pay, upon demand, the costs of same to
Landlord as Rent.

          Section VIII.2 Landlord's Insurance.
Landlord at its
cost shall carry, from and at all times after the date of delivery of the Premises to Tenant, all insurance required to be carried by Landlord pursuant to (i) any Mortgages which either presently or in the future may exist as a lien against the
Premises and (ii) the REA, to the extent that insurance required to be carried by Tenant pursuant to this Lease is insufficient to satisfy either of such obligations of Landlord.

          Section VIII.3 Waiver of Subrogation.
Landlord and
Tenant each waive any rights it may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Premises or its contents or to other portions of the Shopping
Center arising
from any liability, loss, damage or injury caused by fire or other casualty for which property insurance is carried or required to be carried pursuant to this Lease. Each of the parties hereto, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, to the extent of any recovery under such insurance, waives any right of subrogation that it may have against the other. Each waiver shall be expressly included in, and shall comply with the requirements of, the respective insurance policies.

          Section VIII.4 Governmental and Insurance
Requirements.
               (a) Tenant shall comply, at Tenant's
sole cost and
expense, with all reasonable requirements of the insurance underwriters, or any similar public or private body, provided that any such requirements of such insurance underwriters, or any similar public or private body, are conditions to the continuance of any of the insurance coverage required hereunder, and any governmental authority having jurisdiction over insurance rates with respect to the use or occupancy of the Premises as a part of
Shopping Center, including, without limitation (i) installing fire extinguishers or automatic dry chemical extinguishing systems; (ii) making any changes, modifications, alterations or additions in the sprinkler system within the Premises;
and (iii)
relocating partitions, trade fixtures or other contents within the Premises.

               (b)  Tenant shall not commit any act or
suffer to
exist on the Premises any circumstances which will violate any reasonable restrictions contained in any of Tenant's or Landlord's policies of fire and casualty or public liability insurance, prevent Landlord from continuing the coverage presently provided in Landlord's insurance policies from insurance companies reasonably acceptable to Landlord or cause the rates for any such policies to increase beyond the minimum rates from time to time applicable to the Premises or the
Shopping Center for the Permitted Use, provided such minimum rate would have been available to Landlord but for Tenant's actions or use. In the event that Landlord receives any notice from
Landlord's insurance company regarding any violation by Tenant of any of Landlord's insurance policies, or of any proposed increase in Landlord's premiums from the minimum rate from time to time applicable thereunder because of any act, omission or sufferance by Tenant in, on or under the Premises, Landlord shall notify
Tenant, and Tenant shall reimburse Landlord as additional Rent the amount of any such increase promptly following
Landlord's
written demand therefor.

               (c)  In the event that Landlord receives
any
notice from Landlord's insurance company regarding any violation by Tenant of any of Landlord's insurance policies, or of any proposed increase in Landlord's premiums from the minimum rate from time to time applicable thereunder because of any act, omission or sufferance by Tenant in, on or under the Premises,
Landlord shall notify Tenant, and Tenant shall reimburse Landlord as additional Rent the amount of any such increase promptly following Landlord's written demand therefor.

          Section VIII.5 Indemnification.  To the
fullest extent
permitted by law, Tenant covenants with Landlord that Landlord shall not be liable for any damage or liability of any kind or for any injury to or death of persons or damage to property of
Tenant or any other person occurring from and after the date
Tenant is given access to the Premises from any cause whatsoever related to the use, occupancy or enjoyment of the Premises including, but not limited to, the sidewalks and landscaped areas immediately adjacent to the Building and Tenant's drive through area, if any, by Tenant or any person thereon or holding under
Tenant including, without limitation, damages resulting from any labor dispute, and Tenant shall defend (using counsel mutually approved by Landlord and Tenant or Tenant's insurer), indemnify and save Landlord harmless from all liability whatsoever on account of any real or alleged damage or injury and from liens, claims and demands related to the use of the Premises and its facilities, or any repairs, alterations or improvements
(including any improvements and fixtures constructed or installed by Tenant) which Tenant may make or cause to be made with respect to the Premises, and any loss or interruption of business or loss of rental income resulting therefrom. Notwithstanding anything to the contrary in the foregoing, Tenant shall not be liable for damage or injury occasioned by the negligence or willful misconduct of Landlord or any ground lessor, mortgagee or owner of all or any part of the Shopping Center or their respective employees, agents or contractors.

          Section VIII.6 Landlord Exculpation.
Landlord shall
endeavor to conduct its activities with respect to the Premises in a prudent and businesslike manner. However, Landlord shall not be liable for any damage to property entrusted to employees of Landlord, its partners or agents, nor for loss of or damage to any property damage or loss of business which may be sustained by the person, goods, ware, merchandise or property of Tenant, its employees, invitees or customers or any other person in or about the Premises caused by or resulting from, but not limited to, fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of same, whether the injury, damage or loss of business results from conditions arising upon the Premises, other portions of the Shopping Center or from other sources, so long as the same does not result from the negligence or wilful misconduct of
Landlord or its employees, agents, and contractors or Landlord's breach of any of its express obligations under this Lease.
Landlord shall not be liable for interference with the light or other incorporeal hereditaments. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Shopping Center or of defects therein or in the fixtures or equipment. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant in the Shopping
Center, except to the extent of Landlord's liability for breach of Landlord's obligation to enforce the REA, as provided in
Section 3.2.

     ARTICLE IX
     ASSIGNMENT AND SUBLETTING

          Section IX.1   Notice to Landlord.  Tenant
may not
assign its rights under this Lease or sublet all or any portion of the Premises.

     ARTICLE X
     DEFAULT

          Section X.1    Events of Default.  Each of
the
following events shall constitute a "Default" by Tenant under this Lease:

               (a)  If Tenant shall fail to pay any
Rent under
this Lease when the same shall become due and payable and the failure shall continue for five (5) business days after written notice (it being understood such period shall run concurrently with any statutory notice period); or

               (b)  If Tenant shall transfer Tenant's
interest in
this Lease in contravention of Article IX hereof; or

               (c)  If Tenant shall fail to perform or
observe
any of its obligations under this Lease (including, without limitation, Tenant's failure to perform those obligations under the REA expressly assumed by Tenant in this Lease) other than those specified above in this Section 10.1 and the failure shall continue for thirty (30) days after notice, unless a shorter period of time for such performance or observance is otherwise expressly set forth in this Lease; provided, however, that in the case of a Default which cannot with reasonable diligence be remedied by Tenant within said period of thirty (30) days, if
Tenant proceeds as promptly as may reasonably be possible after the service of such notice and with all reasonable diligence to remedy the Default and thereafter prosecute the remedying of such
Default with all reasonable diligence, the period of time after the giving of such notice within which to remedy the Default shall be extended for such period as shall be reasonably necessary to remedy the same with all reasonable diligence;

               (d)  If the Premises are deemed
abandoned pursuant
to California Civil Code Section 1951.3; or

               (e)  If an event of insolvency shall
occur
including:

                    (i)  Tenant's making an assignment
for the
benefit of creditors;

                    (ii) Tenant's failure generally to
pay its
debts as they become due;

                    (iii)     A material adverse change
in the
financial condition of Tenant;

                    (iv) Tenant's filing, or
acquiescing to the
filing of, a petition seeking an order for relief against it in any state or federal court in any bankruptcy, reorganization, liquidation, composition, extension, arrangement or insolvency proceeding;

                    (v)  Tenant's making an application
for, or
acquiescing to, the appointment of a trustee, examiner or custodian for it or all or any portion of its property;

                    (vi) Any petition being filed
against Tenant
in any state or federal court seeking reorganization or
liquidation or insolvency proceedings, and the
proceedings shall
not be dismissed, discontinued or vacated within ninety
(90)
days; or

                    (vii)     Any trustee, examiner or
custodian
being appointed for Tenant, or for all or any portion of Tenant's property, and the trustee, examiner, or custodian shall not be set aside within ninety (90) days after such appointment.

          Section X.2    Remedies.  Upon the occurrence
of a
Default, and in addition to any other rights or remedies available to Landlord at law or in equity, Landlord shall have the right to:

          (a)  terminate this Lease and all rights of
Tenant by
giving Tenant written notice that this Lease is terminated, in which case Landlord may recover from Tenant the sum of :

               (i)  the worth at the time of award of
any unpaid
Rent that had been earned at the time of termination.

               (ii) the worth at the time of award of
the amount
by which (A) the unpaid Rent that would have been earned after termination until the time of award exceeds (B) the amount of rental loss, if any, as Tenant affirmatively proves could have been reasonably avoided;

               (iii)     the worth at the time of award
of the
amount by which (A) the unpaid Rent for the balance of the Term after the time of award exceeds (B) the amount of rental loss, if any, as Tenant affirmatively proves could be reasonably avoided;

               (iv) any other amount necessary to
compensate
Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations or that, in the ordinary course of things, would be likely to result; and

               (v)  all other amounts in addition to or
in lieu
of those previously stated as may be provided from time to time by California law; or

          (b)  continue this Lease, and from time to
time,
without terminating this Lease, either (i) recover all Rent and other amounts payable as they become due or (ii) relet the
Premises or any part of the Premises on behalf of Tenant for any term, at any rent, and pursuant to any other provisions as
Landlord deems advisable, all with the right, at Tenant's cost, to make alterations and repairs to the Premises.

     As used in clauses 10.2(a)(i) and 10.2(a)(ii) of this
Section, the worth at the time of award is computed by allowing interest at the Interest Rate. As used in clause
10.2(a)(iii) of
this Section, the worth at the time of award is computed by discounting that amount at the discount rate of the Federal
Reserve Bank of San Francisco at the time of award plus one percent (1%).

          (c)  Upon the occurrence of a Default,
Landlord shall
also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises. Landlord may cause property so removed from the
Premises to be stored in a public warehouse or elsewhere at the expense and for the account of Tenant.

          (d)  None of the following remedial actions,
singly or
in combination, shall be construed as an election by Landlord to terminate this Lease unless Landlord has in fact given
Tenant
written notice that this Lease is terminated or unless a court of competent jurisdiction decrees termination of this Lease; any act by Landlord to maintain or preserve the Premises; any efforts by
Landlord to relet the Premises; any re-entry, repossession, or reletting of the Premises; or any reentry, repossession, or reletting of the Premises by Landlord pursuant to this Section.
If Landlord takes any of the previous remedial actions without terminating this Lease, landlord may nevertheless at any time after taking any remedial action terminate this lease by written notice to Tenant.

          (e)  If Landlord relets the Premises,
Landlord shall
apply the revenue as follows: first, to the payment of any reasonable cost of reletting, including without limitation finder's fees and leasing commissions; and second, to the payment of Rent and other amounts due and unpaid under this Lease.
Landlord shall hold and apply the residue, if any, to payment of future amounts payable as they become due and, to the extent the residue exceeds such amounts, shall remit such excess to Tenant.
Should revenue from reletting during any month, after application pursuant to the foregoing provisions, be less than the reasonable cost of reletting and the Rent and other amounts due and unpaid under this Lease, Tenant shall pay the deficiency to Landlord promptly upon demand.

          (f)  After the occurrence of a Default,
Landlord, in
addition to or in lieu of exercising other remedies, may, but without any obligation to do so, cure the breach underlying the
Default for the account and at the expense of Tenant;
provided
that Landlord by prior notice shall first allow Tenant a reasonable opportunity to cure, except in cases of emergency, where Landlord may proceed without prior notice to Tenant.
Tenant shall, upon demand, immediately reimburse
Landlord for all
costs, including costs of settlements, defense court costs, and attorney fees, that Landlord may incur in the course of any such cure.

          (g)  No security, guaranty or security
interest granted
for the performance of Tenant's obligations, which Landlord may now or hereafter hold, shall in any way constitute a bar or defense to any action initiated by Landlord for unlawful detainer or for the recovery of the Premises, for enforcement of any obligation of Tenant, or for the recovery of damages caused by a breach of this Lease by Tenant or by a Default.

          (h)  Except as expressly provided in this
Lease to the
contrary, no right or remedy conferred upon or reserved to either party is intended to be exclusive of any other right or remedy given now or later or existing at law or in equity or by statute.
Except to the extent that either party may have otherwise agreed in writing, no waiver by that party of any violation or nonperformance by the other party of any obligations, agreements, or covenants shall be deemed to be a waiver of any subsequent violation or nonperformance of the same or any other covenant, agreement, or obligation, nor shall any forbearance by either party to exercise a remedy for any violation or nonperformance by the other party be deemed a waiver by that party of rights or remedies with respect to that violation or nonperformance.

          (i)  Landlord may require Tenant or any
trustee for
Tenant under the United States Bankruptcy Code (as amended, the
"Bankruptcy Code") to cure Tenant's Default and to provide adequate assurances of future performance of this Lease as provided in Section 365(b)(3) of the Bankruptcy Code, including, without limitation, adequate assurance that; (i) Rent will be paid when due; (ii) there shall be no substantive breach in the provisions of this Lease relating to the Shopping
Center
including, without limitation, the Permitted Use; and
(iii) that
there shall be no disruption in any Tenant mix or Tenant balance in the Shopping Center. If Tenant or the trustee does not cure existing Defaults and provide such assurances of future performance within sixty (60) days after there has been an order for relief pursuant to the Bankruptcy Code, this Lease shall be deemed rejected, and Landlord shall have no further liability hereunder to Tenant or any person claiming through or under
Tenant and, if Tenant or any such person is in possession.
Tenant or any such person shall forthwith quit and surrender the premises to Landlord.

          Section X.3    Attorneys' Fees.  In the event
that
either party hereto commences an action related to this Lease, the prevailing party shall be entitled to recover from the other party all of its costs and expenses incurred therein, including, without limitation, reasonable attorneys' fees and disbursements.
If either party hereto is, without fault on its own part, made a party to any action instituted by or against the other party to this Lease due to such other party's fault, such other party shall indemnify the party innocently involved and defend and hold it harmless against and from all such costs and expenses incurred therein including, without limitation, reasonable attorneys' fees and disbursements.

          Section X.4    Agreement to Arbitrate.  Any
controversy, dispute or claim under, arising out of, in connection with or in relation to this Lease, including but not limited to the negotiation, execution, interpretation, construction, coverage, scope, performance, non-performance, breach, termination, validity or enforceability of this Lease or any provision hereof shall be determined by arbitration conducted in accordance with the Commercial Arbitration Rules or then existing rules for commercial arbitration of the American
Arbitration Association. The arbitration shall additionally be governed by the California Arbitration Act. The arbitration shall be conducted in a location in San Bernardino
County and
shall be before a single arbitrator who shall be selected by mutual agreement of the parties from among a list of seven potential arbitrators provided by the American
Arbitration
Association. If the parties cannot agree on an arbitrator from this first list, the parties hereto shall select an arbitrator for such arbitration from a second list of seven potential arbitrators provided by the American Arbitration
Association with
each party alternately striking names, with the last name remaining to be the arbitrator so selected. In the event that either party seeks a temporary restraining order, preliminary injunction or other provisional relief, the provisions of Section
1281.8 of the California Code of Civil Procedure shall apply.
The arbitration of such issues, including the determination of any amount of damages suffered by any party hereto by reason of the acts or omissions of any party, shall be final and binding upon the parties to the maximum extent permitted by law.
Judgment upon any award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The parties intend that this Article shall be valid, binding, enforceable and irrevocable and shall survive the termination of this Agreement.

          Section X.5    No Set-off/Counterclaims.
Tenant shall
pay all Rent due hereunder, free of any charges, assessments, impositions or deductions and without abatement, deferral, reduction, set-off, counterclaim, defense or deduction except as permitted under the express terms of this Lease or the Asset
Purchase Agreement. Tenant shall not interpose any counterclaim(s) in any action brought by Landlord based, in whole or in part, on Tenant's failure to pay Rent; provided, however, that, the foregoing to the contrary notwithstanding:
(i) Tenant
may interpose any counterclaim deemed "compulsory" under applicable court rules of civil procedure; (ii) Tenant shall be permitted to bring a separate action against Landlord based on any claim which Tenant is prohibited by this Lease from asserting as a set-off or counterclaim; and (iii) Tenant may bring actions and assert defenses, setoffs and counterclaims permitted to be brought or asserted against Landlord in accordance with the terms of the Asset Purchase Agreement.

          Section X.6    Right of Redemption.  Tenant
hereby
waives, for itself and all persons claiming by, through or under
Tenant, any right of redemption or for the restoration of the operation of this Lease under any present or future law in the event Landlord shall obtain possession of the Premises.

          Section X.7    No Waiver.  No receipt of
monies by
Landlord from Tenant after the termination or cancellation of this Lease in any lawful manner shall reinstate the Term of this
Lease, or operate as a waiver of the right of Landlord to enforce the payment of Rent then due, or operate as a waiver of the right of Landlord to recover possession of the Premises by proper suit, action, proceeding or remedy; it being agreed that, after the termination or cancellation of this Lease, or after a final order or judgment for the possession of the Premises, Landlord may demand, receive and collect any monies due, without in any manner affecting such notice, proceeding, suit, action, order or judgment; and any and all such monies collected shall be deemed to be payment on account of the use and occupation or Tenant's liability hereunder.

          Section X.8    Unperformed Covenants of
Landlord May Be
Performed By Tenant. If Landlord shall fail to perform any of the terms, provisions, covenants or conditions to be performed or complied with by Landlord pursuant to this Lease, or if Landlord should fail to make any payment which Landlord agrees to make, and any such failure shall, if it relates to a matter which is not of any emergency nature, remain uncured for a period of thirty (30) days after Tenant shall have served upon Landlord notice of such failure, or for a period of twenty-four
(24) hours
after service of such notice, if in Tenant's judgment reasonably exercised such failure related to a matter which is of an emergency nature, then Tenant may at Tenant's option, at any time prior to commencement of Landlord's acting to cure such failure and thereafter if Landlord fails to diligently perform the curing of such failure, perform any such term, provision, covenant or condition or to make any such payment, as Landlord's agent, and in Tenant's sole discretion as to the necessity therefor, and
Tenant shall not be liable or responsible for any loss or damage resulting to Landlord or anyone holding under Landlord on account thereof. The full amount of the cost and expense entailed, or payment so made, shall immediately be owing and payable by
Landlord to Tenant. The option given in this Section is for the sole protection of Tenant, and its existence shall not release
Landlord from the obligation to perform the terms, provisions, covenants and conditions herein provided to be performed by
Landlord or deprive Tenant of any legal rights which it may have by reason of any such default by Landlord.

     ARTICLE XI
     [INTENTIONALLY OMITTED]


     ARTICLE XII
     STORE CLOSING

          Landlord acknowledges Tenant's intent to close the department store to be operated on the Premises during the month of January, 1999. The "Permitted Use" includes the right to operate the Premises as a discount or outlet store, and to conduct "close-out" and "going out of business" sales on the
Premises (so long as such use complies with applicable law).
Landlord hereby agrees to indemnify, defend (using counsel mutually approved by Tenant and Landlord or Landlord's insurer) and hold Tenant harmless from and against any loss, liability, suit, claim or demand whatsoever arising out of any party's contention that closing of the store violates any agreement or obligation binding on Landlord or Tenant, including, without limitation, any such claim brought under the REA or any covenants, conditions or restrictions applicable to the Premises.

     ARTICLE XIII
     MISCELLANEOUS PROVISIONS

          Section XIII.1 Notices.

               (a)  Any notice, demand, request,
approval,
consent or other instrument (collectively, a "Notice") which may be, or is required to be, given under this Lease shall be in writing and given by hand or sent by United States certified or registered mail, return receipt requested, postage prepaid, or by an overnight nationally recognized courier service, addressed to
Landlord at the address herein first given with a copy to:
McPeters McAlearny Shimoff & Hatt, 4 West Redlands
Boulevard,
P.O. Box 2084, Redlands, CA  92373-0661 Attn:  Thomas
H.
McPeters, Esq., or to such other address as Landlord may from time to time designate to Tenant by notice in accordance with this Section, and to Tenant at the Premises and to Tenant's address herein first given Attention: Law Department, or to such other address as Tenant may from time to time designate to
Landlord by notice in accordance with this Section.
All Notices
shall be deemed given or served three (3) business days after the date of registration or certification by the postal authorities, if mailed, or upon receipt, if sent by overnight courier or delivered in person.

               (b)  Any notice which may or shall be
given under
this Lease by Landlord may be given by Landlord, by any employee of Landlord, by any attorney representing Landlord, by any management company operating the Shopping Center on behalf of
Landlord or any employee of, or attorney retained by, said management company, and all notices from any of the foregoing shall be as effective as if given by Landlord itself.

               (c)  Any Notice with respect to any
assignment,
alleged default, termination or other material issue given to
Landlord shall also be given to each mortgagee of Landlord's interest in the Shopping Center, the name and address of which mortgagee Landlord has previously given Tenant written notice.

          Section XIII.2 Brokers. Landlord and Tenant each warrants and represents to the other party hereto that it has not dealt with any broker in negotiating or consummating this Lease, and Landlord and Tenant each hereby agrees to indemnify, defend and hold harmless the other party hereto against and from any and all claims losses or liabilities as a result of any inaccuracy in the foregoing representation. This Section shall survive the
Term of this Lease.

          Section XIII.3 Subordination of Lease.

               (a) This Lease is subordinate to the
lien of all
mortgages, deeds of trust and security instruments
(collectively,
"Mortgages"), and to all ground leases, easement agreements and operating agreements now covering or affecting all or any part of the Shopping Center, including, without limitation, the REA, and to all modifications, consolidations, renewals, replacements and extensions of any of the foregoing. Landlord hereby represents and warrants that there are no Mortgages in effect with respect to the Shopping Center or the Premises except as specifically set forth in Exhibit G attached hereto and made a part hereof, nor are there any REAs affecting the Shopping Center or Tenant's rights under this Lease except as set forth in Exhibit
D attached
hereto and made a part hereof. Landlord shall exercise best efforts to obtain from each mortgagee under a Mortgage listed on
Exhibit G a nondisturbance agreement in the form of the "SNDA" attached to the Asset Purchase Agreement.
               (b)  Subject to the terms of any
nondisturbance
agreement entered into by Tenant, should any mortgagee under a
Mortgage succeed to Landlord's interest in this Lease, Tenant shall, upon demand, attorn to and recognize such mortgagee as
Landlord under this Lease. In the event of a sale or assignment of Landlord's interest in this Lease or the Premises, Tenant shall attorn to and recognize such purchaser or assignee as
Landlord under this Lease without further act by Landlord or such purchaser or assignee.



          Section XIII.4 Unavoidable Delays. In the event that either party shall be delayed or hindered in, or prevented from, the performance of any work, service or other act required under this Lease to be performed by such party and such delay or hindrance is due to: (i) strikes, lockouts, or other labor disputes; (ii) inability to obtain labor or materials or reasonable substitutes therefor; or, (iii) acts of God, governmental restrictions, enemy act, civil commotion, unavoidable fire or other casualty, or other causes of a like nature beyond the control of the party so delayed or hindered
(collectively, "Unavoidable Delays"), then performance of such work, service or other act shall be excused for the period of such delay and the period for the performance of such work, service or other act shall be extended by a period equivalent to the period of such delay. In no event shall any such delay constitute a termination or extension of this Lease.
The
provisions of this Section shall not operate to excuse
Tenant
from the timely payment of Rent.

          Section XIII.5 Estoppel Certificates. Upon ten (10)
business days prior written request therefor by Landlord or
Tenant from time to time, each party agrees to execute and to deliver to the requesting party, or to such other addressee or addressees as the requesting party may designate, a written statement certifying that: (i) this Lease is in full force and effect and unmodified, or describing any modification;
(ii) that
there are no defenses or offsets against the enforcement of this
Lease, or stating with particularity defenses or offsets claimed;
stating the date to which Rent has been paid; and (iv) stating the Term Commencement Date and the date this Lease expires.

          Section XIII.6 Relationship of Parties.
Nothing
contained in this Lease shall be deemed or construed as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computing Rent nor any other provision contained herein nor any acts of the parties hereto shall be deemed to create any relationship between the parties other than that of Landlord and Tenant.

          Section XIII.7 Governing Law; Jurisdiction.

               (a)  Governing Law.  This Lease, the
legal
relations between the parties and any Action (defined below), whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Lease, including but not limited to the negotiation, execution, interpretation, coverage, scope, performance, breach, termination, validity, or enforceability of this Lease, shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State and without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal law or are governed as a matter of controlling law by the law of the jurisdiction of incorpora-tion of the Tenant.

               (b)  Jurisdiction.  Each party hereby
irrevocably
submits to and accepts for itself and its properties, generally and unconditionally, the exclusive jurisdiction of and service of process pursuant to the laws of the State of California and the rules of its courts, waives any defense of forum non conveniens and agrees to be bound by any judgment rendered thereby arising under or out of in respect of or in connection with this Lease or any related document or obligation. Each party further irrevocably desig-nates and ap-points the individual identified in or pursuant to Section 13.1 hereof to receive notices on its behalf, as its agent to receive on its behalf service of all process in any such Action before any body, such service being hereby acknowledged to be effect-ive and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to each party at its address provided in Section
13.1; provided that, unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of the service of such process. If any agent so appointed refuses to accept service, the designating party hereby agrees that service of process sufficient for personal jurisdiction in any action against it in the applicable jurisdiction may be made by registered or certified mail, return receipt requested, to its address provided in Section 13.1. Each party hereby acknowledges that such service shall be effective and binding in every respect. Nothing herein shall affect the right to serve process in any other manner per-mitted by applicable law.

               (c)  As used in this Section 13.7,
"Action" shall
mean any action, complaint, petition, investigation suit or other proceeding before any arbitrator or any other governing body or entity having appropriate jurisdiction.

          Section XIII.8 Interpretation. The neuter, feminine or masculine pronoun when used herein shall each include each of the other genders and the use of the singular shall include the plural. In the event of any conflict between the terms of this
Lease, and the terms of the Asset Purchase Agreement
(including
any related agreements entered into by Landlord and Tenant), the terms of the Asset Purchase Agreement shall prevail over any contrary term of this Lease.

          Section XIII.9 Captions.  The captions of
Articles and
Sections contained in this Lease are for convenient reference only and shall not be deemed or construed as in any manner limiting or amplifying the terms and provisions hereof.

           Section XIII.10    Partial Invalidity.  If
any term or
provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be determined to be invalid or unenforceable by a court of competent jurisdiction, then the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

          Section XIII.11     Waivers.  The waiver by
Landlord of
any breach of any term, covenant or condition contained in this
Lease shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition contained in this Lease.
The
subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease or of any right of
Landlord to a forfeiture of the Lease by reason of such breach, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No term, covenant or condition of this Lease shall be deemed to have been waived by
Landlord unless such waiver be in writing and signed by Landlord.

          Section XIII.12     Accord and Satisfaction.
No
payment by Tenant, or receipt by Landlord, of a lesser amount than the Rent payment due under this Lease shall be deemed or construed to be other than a payment or receipt on account of the earliest Rent due. Neither the endorsement or statement on any check nor the receipt or negotiation of any such check by
Landlord, shall be deemed or construed to be an accord and satisfaction.

          Section XIII.13     Counterparts.  This Lease
may be
executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

     Section XIII.14     Entire Agreement.  This Lease
and the
Asset Purchase Agreement incorporate all undertakings between the parties hereto with respect to Tenant's lease of the Premises.
Tenant hereby acknowledges that neither Landlord nor Landlord's employees, agents or contractors have made any representations or promises to Tenant with regard to the Premises or the Shopping
Center or this Lease that have not been expressly stated in this
Lease and, therefore, Tenant hereby waives any and all claims against, or liability of, Landlord and Landlord's employees, agents, and contractors based thereon. Landlord hereby acknowledges that Tenant and its employees and officers have made no representations or promises with regard to Tenant's operations, sales figures or methods of doing business or any other matter except as expressly contained in this Lease, and
Landlord, therefore, hereby waives any claim with respect thereto or based thereon.

     Section XIII.15     Successors and Assigns.  This
Lease and
each of the terms and conditions hereof shall inure to the benefit of, and be binding upon, Landlord, and Landlord's heirs, executors, administrators, successors and assigns.
This Lease
and each of the terms and conditions hereof shall also be binding upon Tenant, and Tenant's heirs, executors, administrators, successors and assigns and shall inure to the benefit of Tenant and only such assigns of Tenant to whom the assignment by Tenant has been made and consented to in accordance with the provisions of Article IX of this Lease.

     Section XIII.16     Survival of Obligations.  All
obligations of each party which by their nature involve performance after the end of the Term, or which cannot be ascertained or have been fully performed until after the end of the Term, shall survive the expiration or earlier termination of this Lease.

     Section XIII.17     Submission of Lease.
Submission of this
Lease by one party to the other for examination or execution does not constitute an offer made, or an option granted, to enter into this Lease.

     Section XIII.18     Memorandum of Lease.  Landlord
and
Tenant agree to execute a memorandum of this Lease, which memorandum shall be substantially in the form attached hereto as
Exhibit F and shall be recorded in the applicable real property records as soon as possible after the date of this Lease.

     Section XIII.19     Attachments.  Attached hereto
and made a
part of this Lease are the following: Exhibits A-G, inclusive.

          IN WITNESS WHEREOF, Landlord and Tenant have caused their duly authorized representatives to execute this Lease as of the date first above written.

               LANDLORD:
               EL CORTE INGLES, S.A.
By:  _______________________


Its:____________________
By:  _______________________


Its:____________________



               TENANT:
               GOTTSCHALKS INC.
By  _______________________


Its:____________________

By:  _______________________


Its:____________________


     EXHIBIT A

     LEGAL DESCRIPTION OF SHOPPING CENTER


     EXHIBIT B

     SITE PLAN OF SHOPPING CENTER

     EXHIBIT C

     SITE PLAN OF PREMISES

     EXHIBIT D

     SCHEDULE OF REA AND RELATED AGREEMENTS

     EXHIBIT E

     DEPARTMENT LEASES

     EXHIBIT F

     FORM OF MEMORANDUM OF LEASE

Recording Requested By And
When Recorded Return To:

Gottschalks Inc.
7 River Park Place East
Fresno, California 93720
Attention:  General Counsel

_________________________________________________________________
_____________


     MEMORANDUM OF LEASE

          THIS MEMORANDUM OF LEASE (this "Memorandum"), dated as of _________, 1998, is entered into by and between El
Corte
Ingles, S.A., a Spanish corporation ("Landlord"), and
Gottschalks
Inc., a Delaware corporation ("Tenant").  Landlord and
Tenant
have entered into that certain Store Lease Agreement dated as of
_____________, 1998 (the "Store Lease"), pursuant to which
Landlord demised and leased to Tenant and Tenant hired from
Landlord the Premises as more particularly described in the Lease
(the "Premises"), which Premises are located on the real property described in Exhibit A attached hereto and made a part hereof.

          LANDLORD AND TENANT AGREE AS FOLLOWS:

          1.   For and in consideration of the rental
reserved
and of the mutual covenants, agreements and conditions set forth in that certain Store Lease, Landlord does hereby lease to Tenant and Tenant does hereby lease from Landlord, upon all terms and conditions set forth in the Store Lease, the Premises.
The term
of the Lease commences on __________, 1998 and expires on January
30, 1999.

          2.   This Memorandum has been prepared to
provide
notice that the Premises are subject to the terms and conditions of the Store Lease, which terms are hereby incorporated into this
Memorandum by this reference. In no event shall the terms of this Memorandum be deemed to modify, amend, limit or otherwise affect the terms and conditions of the Store Lease. In the event of any inconsistency between the terms of this Memorandum and the terms of the Store Lease, the terms of the Store Lease shall control.

          IN WITNESS WHEREOF, Landlord and Tenant have caused their duly authorized representatives to execute this Memo-randum as of the date first written above.

                         LANDLORD:


                         EL CORTE INGLES, S.A.

                         By:
                              Its:


                         TENANT:

                         GOTTSCHALKS INC.

                         By:
                              Its:


     EXHIBIT A

     Description of Real Property

     EXHIBIT G

     SCHEDULE OF EXISTING MORTGAGES


     A.   Current preliminary title report:

          Title Company:

          Date of report:

          Order No.:


     B.   Existing Mortgages:

     TABLE OF CONTENTS

                                             Page


     ARTICLE I
     DEFINITIONS AND BASIC PROVISIONS          1
     Section 1.1    Definitions                1
     Section 1.2    Effect of Basic Terms      5

     ARTICLE II
     GRANT AND TERM                            5
     Section 2.1    Grant and Term of Lease    5
     Section 2.2    Acceptance of Premises;
                    Quiet Enjoyment.           5
     Section 2.3    Surrender of Premises.     5
     Section 2.4    Holding Over.              6

     ARTICLE III
     MATTERS RELATED TO RECIPROCAL EASEMENT
          AGREEMENT                            6
     Section 3.1    Lease Controls Over REA.   6
     Section 3.2    Covenants Regarding REA.   7

     ARTICLE IV
     RENT AND OTHER CHARGES                    7
     Section 4.2    Percentage Rent            7
     Section 4.3    Utilities Charge           9
     Section 4.4    Common Area Maintenance
                    Costs                     10
     Section 4.5    Taxes                     10
     Section 4.6    Late Payment Charges      11
     Section 4.7    Rent Payments             11

     ARTICLE V
     OPERATION OF PREMISES AND COMMON AREAS   11
     Section 5.1    Permitted Use             11
     Section 5.2    Signs                     11
     Section 5.3    Alterations of Premises   12
     Section 5.4    Use of Common Areas       13
     Section 5.5    Compliance with REA       14
     Section 5.6    Compliance with
                    Requirements              14
     Section 5.7    Liens                     15

     ARTICLE VI
     REPAIRS AND MAINTENANCE                  15
     Section 6.1    Tenant's Obligations      15
     Section 6.2    Landlord's Obligations    16

     ARTICLE VII
     DAMAGE, DESTRUCTION AND CONDEMNATION     16
     Section 7.1    Damage or Destruction     16
     Section 7.2    Condemnation              17

     ARTICLE VIII
     INSURANCE                                18
     Section 8.1    Tenant's Insurance        18
     Section 8.2    Landlord's Insurance      20
     Section 8.3    Waiver of Subrogation     20
     Section 8.4    Governmental and Insurance
                    Requirements              20
     Section 8.5    Indemnification           21
     Section 8.6    Landlord Exculpation      22

     ARTICLE IX
     ASSIGNMENT AND SUBLETTING                22
     Section 9.1    Notice to Landlord        22

     ARTICLE X
     DEFAULT                                  22
     Section 10.1   Events of Default         22
     Section 10.2   Remedies                  23
     Section 10.3   Attorneys' Fees           26
     Section 10.4   Agreement to Arbitrate    26
     Section 10.5   No Set-off/Counterclaims  26
     Section 10.6   Right of Redemption       27
     Section 10.7   No Waiver                 27
     Section 10.8   Unperformed Covenants of
                     Landlord May Be
                     Performed By Tenant      27

     ARTICLE XI
     [INTENTIONALLY OMITTED]                  28

     ARTICLE XII                              28

     ARTICLE XIII
     MISCELLANEOUS PROVISIONS                 28
     Section 13.1   Notices                   28
     Section 13.2   Brokers                   29
     Section 13.3   Subordination of Lease    29
     Section 13.4   Unavoidable Delays        29
     Section 13.5   Estoppel Certificates     30
     Section 13.6   Relationship of Parties   30
     Section 13.7   Governing Law;
                    Jurisdiction              30
     Section 13.8   Interpretation            31
     Section 13.9   Captions                  31
     Section 13.10  Partial Invalidity        31
     Section 13.11  Waivers                   31
     Section 13.12  Accord and Satisfaction   31
     Section 13.13  Counterparts              31
     Section 13.14  Entire Agreement          32
     Section 13.15  Successors and Assigns    32
     Section 13.16  Survival of Obligations   32
     Section 13.17  Submission of Lease       32
     Section 13.18  Memorandum of Lease       32
     Section 13.19  Attachments               32


EXHIBITS

EXHIBIT A  LEGAL DESCRIPTION OF SHOPPING
            CENTER                        A-1
EXHIBIT B  SITE PLAN OF SHOPPING CENTER   B-1
EXHIBIT C  SITE PLAN OF PREMISES          C-1
EXHIBIT D  SCHEDULE OF REA AND RELATED
            AGREEMENTS                    D-1
EXHIBIT E  [INTENTIONALLY OMITTED]        E-1
EXHIBIT F  FORM OF MEMORANDUM OF LEASE    G-1
EXHIBIT G  SCHEDULE OF EXISTING MORTGAGES H-1